UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Filed by a party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Forte Biosciences, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Fellow Stockholders:

We are pleased to invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Forte Biosciences, Inc. (the “Company” or “Forte”), to be held on Friday, May 29, 2026 at 9:00 a.m., Eastern Time. The Annual Meeting will be held via a virtual format and you will be able to attend the Annual Meeting by visiting www.proxydocs.com/FBRX where you will be able to listen to the meeting live and vote online.

The attached formal meeting notice and proxy statement contain details of the business to be conducted at the Annual Meeting.

Your vote is important. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.

On behalf of our Board of Directors (the “Board”), we would like to express our appreciation for your continued support of and interest in Forte.

Stockholders may call 1-866-961-5580 (toll-free from the U.S. and Canada)

Sincerely,

Paul A. Wagner, Ph.D.

Chairman, President, and Chief Executive Officer

Dallas, Texas

FORTE BIOSCIENCES, INC.

3060 Pegasus Park Drive, Building 6

Dallas, Texas 75247

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	Friday, May 29, 2026 at 9:00 a.m. Eastern Time

Place	The Annual Meeting will be a completely virtual meeting of stockholders, to be conducted via live webcast. You will be able to attend the Annual Meeting virtually and vote online during the meeting by visiting www.proxydocs.com/FBRX.

Items of Business	•	To elect Steven Kornfeld, Scott Brun, M.D., Paul A. Wagner, Ph.D. as the three (3) Class III directors to hold office until our 2029 annual meeting of stockholders and until his or her respective successors are elected and qualified.

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

•	The approval, on an advisory basis, of the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2025 (the “Say-on-Pay Vote”).

•	The approval of the Company’s Amended and Restated 2021 Equity Incentive Plan.

•	To transact other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Record Date	The close of business on April 17, 2026 (the “Record Date”). Only stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting.

Availability of Proxy Materials	Our proxy statement, notice of Annual Meeting, form of proxy and our annual report are first being sent on or about April 29, 2026 to all stockholders entitled to vote at the Annual Meeting.

The proxy materials and our annual report can be accessed as of April 29, 2026 by visiting www.proxydocs.com/FBRX. In additional to mailing our proxy materials, we are providing access to our proxy materials over the Internet under the rules adopted by the U.S. Securities and Exchange Commission.

Voting

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. The proxy statement explains proxy voting and the matters to be voted on in more detail.

By order of the Board of Directors,

Paul A. Wagner, Ph.D.
Chairman, President, and Chief Executive Officer
Dallas, Texas

The date of this proxy statement is April 29, 2026 and it is being mailed to stockholders on or about April 29, 2026.

FORTE BIOSCIENCES, INC.

PROXY STATEMENT

FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

To be held at 9:00 a.m., Eastern Time, on Friday, May 29, 2026

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Why am I receiving these materials?

This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the 2026 Annual Meeting of stockholders of Forte Biosciences, Inc. (the “Company” or “Forte”), a Delaware corporation, and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on Friday, May 29, 2026, at 9:00 a.m., Eastern Time. The Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting virtually by visiting www.proxydocs.com/FBRX, where you will be able to listen to the meeting live and vote online during the meeting.

What proposals will be voted on at the Annual Meeting?

The following proposals will be voted on at the Annual Meeting:

•

The election of Steven Kornfeld, Scott Brun, M.D., Paul A. Wagner, Ph.D. as the three (3) Class III directors to hold office until our 2029 annual meeting of stockholders and until his or her respective successors are elected and qualified;

•	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;

•	The approval, on an advisory basis, of the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2025; and

•	The approval of the Company’s Amended and Restated 2021 Equity Incentive Plan.

As of the date of this proxy statement, neither our management nor our Board were aware of any other matters to be presented at the Annual Meeting.

How does the Board recommend that I vote on these proposals?

Our Board recommends that you vote your shares:

•

“FOR” the election of Steven Kornfeld, Scott Brun, M.D., Paul A. Wagner, Ph.D. as the three (3) Class III directors to hold office until our 2029 annual meeting of stockholders and until his or her respective successors are elected and qualified;

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;

•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2025 (the “Say-on-Pay Vote”); and

•	“FOR” the approval of the Company’s Amended and Restated 2021 Equity Incentive Plan.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Holders of our Common Stock as of the close of business on April 17, 2026, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 20,478,817 shares of our Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”

Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the proxy materials were forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. As a beneficial owner, you are also invited to attend the Annual Meeting. Throughout this proxy statement, we refer to these holders as “street name stockholders.”

How many votes are needed for approval of each proposal?

•

Proposal No. 1: Directors are elected by a plurality of the voting power of the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR, whether as a result of a WITHHOLD vote or a broker non-vote, will have no effect on the outcome of the election.

•

Proposal No. 2: The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026, requires the affirmative vote of a majority of the voting power of the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.

•

Proposal No. 3: To approve, on an advisory basis, the compensation awarded to our named executive officers for the year ended December 31, 2025, requires the affirmative vote of a majority of the voting power of the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Broker non-votes will have no effect on the outcome of this proposal.

•

Proposal No. 4: The approval of an Amended and Restated 2021 Equity Incentive Plan requires the affirmative vote of a majority of the voting power of the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Broker non-votes will have no effect on the outcome of this proposal.

What is the quorum requirement for the Annual Meeting?

A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.

How do I vote and what are the voting deadlines?

Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:

•	by Internet at www.proxydocs.com/FBRX, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 28, 2026 (have your proxy card in hand when you visit the website);

•	by toll-free telephone at 1-866-961-5580, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 28, 2026 (have your proxy card in hand when you call);

•	by completing, signing and mailing your proxy card, which must be received prior to the Annual Meeting; or

•	by attending the Annual Meeting virtually by visiting www.proxydocs.com/FBRX, where you may vote during the meeting (have your proxy card in hand when attending the Annual Meeting).

Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form indicates that you may vote your shares through the www.proxydocs.com website, then you may vote those shares at the Annual Meeting with the control number indicated on that voting instruction form.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholder of Record. If you are a stockholder of record and you submit an executed proxy but you do not provide voting instructions, your shares will be voted:

•

“FOR” the election of Steven Kornfeld, Scott Brun, M.D., Paul A. Wagner, Ph.D. as the three (3) Class III directors to hold office until our 2029 annual meeting of stockholders and until his or her respective successors are elected and qualified;

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;

•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2025 (the “Say-on-Pay Vote”); and

•	“FOR” the approval the Company’s Amended and Restated 2021 Equity Incentive Plan.

In addition, if any other matters are properly brought before the Annual Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.

Can I change my vote or revoke my proxy?

Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the Annual Meeting by:

•	entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);

•	completing and returning a later-dated proxy card, which must be received prior to the Annual Meeting;

•

delivering a written notice of revocation to our corporate secretary at Forte Biosciences, Inc., 3060 Pegasus Park Drive, Building 6, Dallas, Texas 75247, Attention: Corporate Secretary, which must be received prior to the Annual Meeting; or

•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.

What do I need to do to attend the Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. You will be able to attend the Annual Meeting virtually and vote your shares electronically during the meeting by visiting www.proxydocs.com/FBRX. To participate in the Annual Meeting, you will need the control number included on your proxy card. The Annual Meeting webcast will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin fifteen minutes prior to the meeting, and you should allow ample time for the check-in procedures.

How can I get help if I have trouble checking in or listening to the Annual Meeting online?

If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. Paul A. Wagner, Ph.D., our President and Chief Executive Officer, and Antony A. Riley, our Chief Financial Officer, have been designated as proxy holders for the Annual Meeting by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board on the proposals as described above. If any other matters are properly brought before the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed, continued or adjourned, then the proxy holders can vote your shares on the new meeting date unless you have properly revoked your proxy as described above.

Who will count the votes?

A representative from Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election.

How can I contact Forte’s transfer agent?

You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at (800) 736-3001 or (781) 575-3100 (International), or by writing Computershare Trust Company, N.A., at 150 Royall Street, Suite #101, Canton, MA 02021. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.computershare.com/investor.

How are proxies solicited for the annual and who is paying for such solicitation?

Our Board is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

Where can I find the voting results of the Annual Meeting?

If possible, we will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission, or SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

What does it mean if I receive more than one set of printed proxy materials?

If you receive more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each set of printed proxy materials to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the proxy statement and annual report. How may I obtain an additional copy of the proxy statement and annual report?

We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy statement and annual report, as applicable, you may contact us as follows:

Forte Biosciences, Inc.

Attention: Investor Relations

3060 Pegasus Park Drive, Building 6

Dallas, Texas 75247

Tel: (310) 618-6994

Email: investors@fortebiorx.com

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals (other than director nominations)

To be included in Company’s 2027 proxy statement

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. Rule 14a-8 requires that for a stockholder proposal to be considered for inclusion in our proxy statement for our 2027 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices on or before December 30, 2026. Stockholder proposals should be addressed to:

Forte Biosciences, Inc.

Attention: Secretary

3060 Pegasus Park Drive, Building 6

Dallas, Texas 75247

Tel: (310) 618-6994

To be presented but NOT included in Company’s 2027 proxy statement

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board, (iii) provided in the certificate of designation for any class or series of preferred stock, or (iv) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2027 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than January 29, 2027 at 5:00 p.m., Eastern Time; and

•	not later than February 28, 2027 at 5:00 p.m., Eastern Time.

In the event that the date of the 2027 annual meeting of stockholders is changed by more than 30 days from the one-year anniversary of the date of the Annual Meeting, then notice by a stockholder of a stockholder proposal to be timely must be received by the Secretary of the Company not earlier than 5:00 p.m., Eastern Time, on the 120th day prior to such annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such annual meeting or the 10th day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. That notice must state the information required by Section 5(b)(iv) of Forte’s bylaws, and otherwise must comply with applicable federal and state law. “Public Announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

If a stockholder who has notified us of his, her or its intention to present a proposal or nomination at an annual meeting does not appear to present his, her or its proposal or nomination at such annual meeting, we are not required to present the proposal or nomination, as applicable, for a vote at such annual meeting.

Recommendation and Nomination of Director Candidates

You may recommend director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our 2027 proxy statement. In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy card rules, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our Board currently consists of eight (8) directors, six (6) of whom are independent under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). Our Board is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the names, ages as of April 17, 2026, and certain other information for each of our directors and director nominees:

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominee for Director
Steven Kornfeld(1) (2) (3)	III	58	Director	2020	2026	2029
Scott Brun, M.D.(2) (3)	III	58	Director	2022	2026	2029
Paul A. Wagner, Ph.D.	III	55	Chairman, President, Chief Executive Officer and Director	2020	2026	2029
Continuing Directors
Barbara K. Finck, M.D.	I	79	Director and Acting Senior Medical Clinician	2022	2027	—
Stephen K. Doberstein, Ph.D.(2)	I	67	Director	2022	2027	—
Richard Vincent(1)	II	63	Director	2024	2028	—
Shiv Kapoor(3)	II	51	Director	2024	2028	—
David Gryska(1)	II	70	Director	2023	2028	—

(1)	Member of audit committee
(2)	Member of compensation committee
(3)	Member of nominating and corporate governance committee

Nominees for Director

Steven Kornfeld

Mr. Kornfeld has served as a member of our Board since June 2020. Mr. Kornfeld has served as a portfolio manager at Franklin Venture Partners, since April 2025. Previously, he served as the Chief Strategy Officer of Joyous PBC, a public benefit corporation focused on mental health, since April 2024. Mr. Kornfeld had served as a partner at Castle Peak Partners LLC, an investment firm, from February 2020 to April 2024. Mr. Kornfeld serves as a Board Observer of Lark Health, an AI powered platform for managing chronic diseases. Mr. Kornfeld was previously Portfolio Manager, Research Analyst and Health Care Sector Team Leader for Franklin Templeton Investments from January 2001 until February 2020; and was a Co- Manager of the Franklin Biotechnology Discovery Fund since 2015. Mr. Kornfeld had previously served as a Lead and Co-Manager on several portfolios at Franklin. Mr. Kornfeld received an M.B.A. from Northwestern University’s Kellogg Graduate School of Management and a bachelor’s degree from the Wharton School of Business at the University of Pennsylvania. Mr. Kornfeld is also a CFA charter holder.

We believe Mr. Kornfeld is qualified to serve on our Board because of his educational background and extensive experience in investing in biotechnology companies.

Scott Brun, M.D.

Dr. Brun has served as a member of our Board since November 2022. Dr. Brun is currently President at Gold Mast Consulting, LLC, an advisory firm he founded to provide technical advice and strategic guidance related to biopharmaceutical research and development, pipeline portfolio management, commercialization of new therapeutics and strategic communications related to R&D activities. Dr. Brun is a Venture Partner at Abingworth LLP, a bio-science investment firm, and a member of the Scientific Advisory Board of Galapagos NV (Nasdaq: GLPG), a biotechnology company. Recently, Dr. Brun was also a Senior Advisor to the business development team at Horizon Therapeutics plc (Nasdaq: HZNP) from January 2020 to January 2023. Prior to his current roles, Dr. Brun had two decades of experience in various leadership roles at AbbVie, Inc., including 15 years at the predecessor company, Abbott Laboratories. He was most recently Vice President of Scientific Affairs and Head of AbbVie Ventures, a corporate venture fund responsible for investment opportunities within AbbVie’s R&D therapeutic areas as well as technology platforms of interest from March 2016 to March 2019. Previously, Dr. Brun served as Vice President and Head of Pharmaceutical Development at AbbVie from November 2012 to March 2016. Prior to joining AbbVie, Dr. Brun spent over 15 years at Abbott Laboratories, where he held positions of increasing leadership responsibility in drug development within the R&D organization. Dr. Brun is a member of the board of directors of Cabaletta Bio, Inc. (Nasdaq: CABA) and Jasper Therapeutics (Nasdaq: JSPR), both biopharmaceutical companies. Dr. Brun is also a member of the board of directors of Atsena Biotherapeutics, Inc. and Trishula Therapeutics, Inc., both private, clinical-stage biopharmaceutical companies. Dr. Brun received his B.S. in Biochemistry from the University of Illinois at Urbana-Champaign and earned his M.D. from the Johns Hopkins University School of Medicine. He completed his residency in ophthalmology at the Massachusetts Eye and Ear Infirmary, Harvard Medical School.

We believe Dr. Brun is qualified to serve on our Board due to his extensive experience advising and leading biotechnology companies.

Paul A. Wagner, Ph.D.

Dr. Wagner founded Forte Subsidiary, Inc. (formerly Forte Biosciences, Inc.), and served as President, Chief Executive Officer and chairman of the board of directors of Forte Subsidiary from inception until the closing of the merger with the Company in June 2020, at which time he became the Chief Executive Officer and Chairman of the Board. In March 2024, Dr. Wagner was also appointed as our President. In 2017, Dr. Wagner was the Head of Corporate Strategy and Development at CANBridge Life Sciences. From 2014 to 2017, Dr. Wagner was the Chief Financial Officer of Pfenex Inc., a biotechnology company. From 2006 to 2014, Dr. Wagner held the positions of Director and Portfolio Manager/Sr. Equity Analyst with Allianz Global Investors, an investment manager where he was responsible for biotechnology and pharmaceutical investments. Prior to that, Dr. Wagner was the Head of Development Licensing at PDL BioPharma, a biopharmaceutical company from 2005 until 2006. Prior to PDL BioPharma, Dr. Wagner held the position of Vice President at Lehman Brothers, a financial services firm, starting in 1999 until 2005. Dr. Wagner received a B.S. from the University of Wisconsin and a Ph.D. in Chemistry from the California Institute of Technology. Dr. Wagner is also a CFA charter holder.

We believe Dr. Wagner is qualified to serve on our Board because of the perspective and experience he brings as our Chief Executive Officer, his experience in leadership positions in the biotechnology industry, his educational background and his strong scientific knowledge.

Continuing Directors

Barbara K. Finck, M.D.

Dr. Finck has served as a member of the Board since March 2022 and as our acting Senior Medical Clinician since March 2024. Dr. Finck has served as a clinical advisor to Coherus Biosciences since August 2022. Dr. Finck previously served as Chief Medical Officer, Inc. of Coherus Biosciences from August 2019 to August 2022 and prior to that served as Coherus’ Chief Clinical Advisor form January 2019 to August 2019 and Chief

Medical Officer from July 2012 to December 2018. Dr. Finck previously served as Senior Vice President and Chief Medical Officer of NKT Therapeutics Inc., a biopharmaceutical company, from September 2010 to July 2012. Prior to that, from June 2007 to June 2010, Dr. Finck served as Senior Vice President of Research and Development and Chief Medical Officer at Osprey Pharmaceuticals U.S.A., Inc., a biopharmaceutical company. Prior to that, Dr. Finck served as an executive for various biopharmaceutical companies. Dr. Finck serves as director of Comera Life Sciences, a biopharmaceutical company. Dr. Finck has a B.S. in Physiological Psychology from the University of California, Santa Barbara and received her M.D. and post-doctorate training in internal medicine and rheumatology from the University of California, San Francisco School of Medicine. Dr. Finck is board certified in internal medicine. She voluntarily surrendered her medical license in 2025 and retired from active medical practice.

We believe Dr. Finck is qualified to serve on our Board because of her experience as our acting Senior Medical Clinician, her extensive experience in the life sciences industry and medical expertise.

Stephen K. Doberstein, Ph.D.

Dr. Doberstein has served as a member of our Board since May 2022. Dr. Doberstein has been a principal of Kahiliholo Consulting, LLC, a biotechnology consulting company, since February 2020. Dr. Doberstein previously served as Senior Vice President and Chief Scientific Fellow of Nektar Therapeutics, Inc., a biopharmaceutical company, from October 2019 to March 2020. Prior to that, Dr. Doberstein served as Senior Vice President, R&D and Chief Research and Development Officer at Nektar from November 2017 to October 2019 and as Senior Vice President, Research and Chief Scientific Officer from January 2010 to November 2017. Prior to that, Dr. Doberstein served as the vice president of research for various biopharmaceutical companies. Dr. Doberstein serves on the board of directors of Invea Therapeutics, Inc., and PARmedics Inc. He was previously a member of the board of directors of Dicerna Pharmaceuticals, Inc. and is an advisory board member for a number of companies and non-profits. Dr. Doberstein has a B.S. in Chemical Engineering from the University of Delaware and received his Ph.D. in Biochemistry and Cell and Molecular Biology from the Johns Hopkins University School of Medicine.

We believe Dr. Doberstein is qualified to serve on our Board due to his experience in the life sciences industry.

Richard Vincent

Mr. Vincent has served as a member of our Board since September 2024. Mr. Vincent currently serves as a Chief Financial Officer for GenrAb, Inc. and Medcura, Inc., both privately held biotechnology companies, and has served as the Chief Financial Officer of Nerveda, LLC, an investment fund, since 2011. Mr. Vincent served as the Chief Financial Officer for Oncternal Therapeutics, Inc. (Nasdaq: ONCT), a clinical-stage biopharmaceutical company, from April 2017 through June 2025. Mr. Vincent served as the Chief Financial Officer and Treasurer of VelosBio Inc. from the spin out of assets out of Oncternal Therapeutics in early 2017 through its Series A financing in late 2018. Previously, Mr. Vincent has served as Chief Financial Officer to multiple pharmaceutical, biotech and medical device companies, including Avalyn Pharma (co-founder), Meritage Pharma, and Elevation Pharmaceuticals from 2012 through 2017. Mr. Vincent served as the Chief Financial Officer and Secretary of Sorrento Therapeutics from January 2011 through February 2015. Mr. Vincent also served as Chief Financial Officer for Verus Pharmaceuticals, a pharmaceutical company, from 2004 to 2008, and Women First Healthcare from 2003 to 2005. Mr. Vincent started his career serving in a number of positions with Deloitte & Touche LLP, the last of which was senior manager, where he specialized in emerging growth and publicly-reporting companies. Mr. Vincent became a Certified Public Accountant in California in 1989 and holds a B.S. degree in business with an emphasis in accounting from San Diego State University.

We believe Mr. Vincent is qualified to serve on our Board due to his extensive financial leadership in the life sciences industry.

Shiv Kapoor

Mr. Kapoor has been a member of our Board since September 2024. Mr. Kapoor founded BioRamon Pharmaceuticals, a biopharmaceutical company involved in early discovery and research of oncology medicine, and has served as BioRamon’s Chief Executive Officer and a member of the Board since March 2020. Since February 2022, Mr. Kapoor has served as a board member of Microvascular Therapeutics, Inc., a biotechnology company. Mr. Kapoor previously served as a partner of Stonegate Healthcare, a capital markets advisory firm, from June 2021 to February 2025, the Vice President, Strategic Planning & Investor Relations at Spectrum Pharmaceuticals, Inc., a biopharmaceutical company, from November 2011 to March 2020. Mr. Kapoor served as a Managing Director at RBC Capital Markets from June 2008 to November 2011. Prior to RBC, Mr. Kapoor served in a number of positions in the biotechnology sector as an analyst, biostatistician, and scientist. Mr. Kapoor has a B.A. degree in Molecular Cell Biology from UC Berkeley and an MBA from the University of Chicago Booth School of Business.

We believe Mr. Kapoor is qualified to serve on our Board due to his experience as a founder and director of biopharmaceutical companies.

David Gryska

Mr. Gryska has served as a member of our Board since January 2023. Mr. Gryska has over 35 years of experience as a senior financial executive at life sciences and biotechnology companies. Mr. Gryska served as Executive Vice President and Chief Financial Officer of Incyte Corporation, a pharmaceutical company, from October 2014 to December 2018. Additionally, Mr. Gryska served as Chief Operating Officer and a director of Myrexis, Inc., a biopharmaceutical company, from May 2012 to December 2012. From December 2006 to October 2010, Mr. Gryska served as Senior Vice President and Chief Financial Officer of Celgene Corporation, a pharmaceutical company. From October 2004 to December 2006, Mr. Gryska was a principal at Strategic Consulting Group, where he provided strategic consulting to early-stage biotechnology companies. Previously, Mr. Gryska served at Scios, Inc., a biopharmaceutical company, as Senior Vice President and Chief Financial Officer from 2000 to 2004, and as Vice President of Finance and Chief Financial Officer from 1998 to 2000. Scios was acquired by Johnson & Johnson in 2003. From 1993 to 1998, Mr. Gryska served as Vice President, Finance and Chief Financial Officer at Cardiac Pathways, a medical device company later acquired by Boston Scientific Corporation. Prior to Cardiac Pathways, Mr. Gryska served as a partner at Ernst & Young (EY) in California. Mr. Gryska serves on the board of directors of Mind Medicine Inc. (NASDAQ:MNMD) and previously served on the board of directors of Seagen Inc. (NASDAQ:SGEN) from 2005 to 2023. In the past 20 years, Mr. Gryska served as a director for five other public biotechnology companies, including Aerie Pharmaceuticals, Inc. from 2012 to 2015 and then again from 2018 to 2022, GW Pharmaceuticals plc from 2020 to 2021, and PDL BioPharma, Inc. from 2014 to 2020. Mr. Gryska holds a B.A. in Accounting and Finance from Loyola University and an M.B.A. from Golden Gate University.

We believe Mr. Gryska is qualified to serve on our Board due to his business expertise in biotechnology companies.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Director Independence

Our Common Stock is listed on Nasdaq. As a company listed on Nasdaq, we are required under Nasdaq listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our Board. Under Nasdaq listing rules, a director will only qualify as an independent director if, in the opinion of that listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent.

Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and Nasdaq listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq listing rules applicable to compensation committee members.

Our Board has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Mr. Vincent, Mr. Kapoor, Mr. Kornfeld, Dr. Brun, Mr. Gryska, and Dr. Doberstein, representing six (6) of our eight (8) directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq. Paul A. Wagner, Ph.D. is not considered an independent director because of his position as our president and chief executive officer. Barbara Finck, M.D. is not considered an independent director because of the consulting fees provided her as our acting Senior Medical Clinician.

In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”

Board Leadership Structure and Role of Lead Independent Director

Dr. Wagner currently serves as both the chairman of our Board and as our president and chief executive officer. Our Board has not appointed a lead independent director at this time but will continue to monitor and evaluate the appropriateness of our Board leadership structure.

As a result of the Board’s committee system and the existence of a majority of independent directors, the Board maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates and corporate governance programs. We believe that the leadership structure of our Board, including the independent committees of our Board, is appropriate and enhances our Board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders, while Dr. Wagner’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Role of Board in Risk Oversight Process

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our Board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular Board meeting, receives reports on all significant committee activities at each regular Board meeting, and evaluates the risks inherent in significant transactions.

In addition, our Board has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of the Board and potential conflicts of interest.

Our Board believes its current leadership structure supports the risk oversight function of the Board.

Board Committees

Our Board has established the following standing committees of the Board: audit committee; compensation committee; and nominating and corporate governance committee. The composition and responsibilities of each of the committees of our Board is described below.

Audit Committee

The current members of our audit committee are Mr. Vincent, Mr. Kornfeld, and Mr. Gryska. Mr. Vincent is the chairperson of our audit committee. Our Board has determined that each member of our audit committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of Nasdaq, and also meets the financial literacy requirements of the listing standards of Nasdaq. Our Board has determined that each of Mr. Vincent, Mr. Kornfeld, and Mr. Gryska is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K. Our audit committee is responsible for, among other things:

•	selecting, retaining, compensating, evaluating, overseeing and, where appropriate, terminating our independent registered public accounting firm;

•	reviewing and approving the scope and plans for the audits and the audit fees and approving all non-audit services to be performed by the independent auditor;

•	evaluating the independence and qualifications of our independent registered public accounting firm;

•	reviewing our financial statements, and discussing with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews;

•	reviewing and discussing with management and our independent registered public accounting firm the quality and adequacy of our internal controls and our disclosure controls and procedures;

•	discussing with management our procedures regarding the presentation of our financial information, and reviewing earnings press releases and guidance;

•	overseeing the design, implementation and performance of our internal audit function, if any;

•	setting hiring policies with regard to the hiring of employees and former employees of our independent auditor and overseeing compliance with such policies;

•	reviewing, approving and monitoring related party transactions;

•

adopting and overseeing procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and discussing with management and our independent auditor the adequacy and effectiveness of our legal, regulatory and ethical compliance programs; and

•	reviewing and discussing with management and our independent auditor our guidelines and policies to identify, monitor and address enterprise risks.

Our audit committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our audit committee is available on our website at www.fortebiorx.com/investor-relations/corporate-governance/governance-documents. Our audit committee held four meetings in 2025.

Compensation Committee

The current members of our compensation committee are Mr. Kornfeld, Dr. Doberstein and Dr. Brun. Mr. Kornfeld is the chairperson of our compensation committee. Our Board has determined that each member of our compensation committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of Nasdaq. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:

•	reviewing, modifying, approving or making recommendations to our Board regarding the overall compensation strategy and policies;

•	making recommendations to our Board regarding the compensation and other terms of employment of the Company’s chief executive officer;

•	reviewing, approving and administering our employee benefit and equity incentive plans;

•	establishing and reviewing the compensation plans and programs of our employees, and ensuring that they are consistent with our general compensation strategy;

•	monitoring compliance with any stock ownership guidelines;

•	reviewing the independence of any proposed compensation consultant, legal counsel or other advisor; and

•	making recommendations to our Board regarding non-employee director compensation.

Our compensation committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at www.fortebiorx.com/investor-relations/corporate-governance/governance-documents. Our compensation committee did not meet, but instead acted by unanimous written consent during 2025.

Nominating and Corporate Governance Committee

The current members of our nominating and corporate governance committee are Mr. Kornfeld, Dr. Brun and Mr. Kapoor. Mr. Kornfeld is the chairperson of our nominating and corporate governance committee. Our Board has determined that each member of our nominating and corporate governance committee meets the requirements for independence for compensation committee members under the listing standards of Nasdaq. Our nominating and corporate governance committee is responsible for, among other things:

•	reviewing and assessing and making recommendations to our Board regarding desired qualifications, expertise and characteristics sought of board members;

•	identifying, evaluating, selecting or making recommendations to our Board regarding nominees for election to our Board;

•	developing policies and procedures for considering stockholder nominees for election to our Board;

•	reviewing our succession planning process for our chief executive officer and any other members of our executive management team;

•	reviewing and making recommendations to our Board regarding the composition, organization and governance of our Board and its committees;

•	reviewing and making recommendations to our Board regarding our corporate governance framework;

•	overseeing director orientation for new directors and continuing education for our directors; and

•	overseeing the evaluation of the performance of our Board and its committees.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our nominating and corporate governance committee is available on our website at www.fortebiorx.com/investor-relations/corporate-governance/governance-documents. Our nominating and corporate governance committee did not meet, but instead acted by unanimous written consent during 2025.

Attendance at Board and Stockholder Meetings

Our Board held five meetings (including regularly scheduled and special meetings) in 2025, and each of our directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our Board at the annual meetings of stockholders, we encourage, but do not require, directors to attend.

Compensation Committee Interlocks and Insider Participation

During 2025, the members of our compensation committee were Mr. Kornfeld, Dr. Doberstein and Dr. Brun. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of any entity that has one or more executive officers serving on our Board or compensation committee.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our Board and the needs of our Board and the respective committees of our Board and other director qualifications. While our Board has not established minimum qualifications for Board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business experience and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our Board. Although our Board does not maintain a specific policy with respect to board diversity, our Board believes that the Board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences.

If our nominating and corporate governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, Board or management.

After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full Board the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our Board has the final authority in determining the selection of director candidates for nomination to our Board.

Stockholder Recommendations and Nominations to our Board
Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our Board from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws and the director nominee criteria described above.
A stockholder that wants to recommend a candidate to our Board should direct the recommendation in writing by letter to our corporate secretary at Forte Biosciences, Inc., 3060 Pegasus Park Drive, Building 6, Dallas, Texas 75247, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of stockholders must be in writing and notice must be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary of the preceding year’s annual meeting, except that if the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, for the stockholder notice to be timely, it must be delivered to the Corporate Secretary at our principal executive offices not earlier than the close of business on the 120th day prior to the currently proposed annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC, including the requirements of Rule
14a-18
and Rule
14a-19
under the Exchange Act, and should be sent in writing to our corporate secretary at the address above.
Communications with the Board
Interested parties wishing to communicate directly with our
non-management
directors, may do so by writing and sending the correspondence to our Chief Financial Officer by mail to our principal executive offices at Forte Biosciences, Inc., 3060 Pegasus Park Drive, Building 6, Dallas, Texas 75247. Our Chief Financial Officer, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our Board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our Board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our Chief Financial Officer will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the Board or the chairperson of the audit committee. These policies and procedures do not apply to communications to non-management
directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule
14a-8
under the Exchange Act.
Insider Trading Policy
We have adopted an insider trading policy that governs the purchase, sale, and other dispositions of the Company’s securities by directors, officers, employees, and other covered persons that the Company believes is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing requirements. A copy of the Company’s insider trading policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2024, and is incorporated by reference into the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2025. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the Nasdaq listing requirements.
Policy Prohibiting Hedging or Pledging of Securities
Under our insider trading policy, our employees, including our executive officers, and the members of our Board are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.
Code of Business Conduct and Ethics
Our Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our code of business conduct and ethics is available on our website at www.fortebiorx.com/investor-relations/corporate-governance/governance-documents. We will post amendments to our code of business conduct and ethics or any waivers of our code of business conduct and ethics for directors and executive officers on the same website.
Director Compensation
We maintain a
non-employee
director compensation policy (our
“Non-Employee
Director Compensation Policy”) under which each director who is not also serving as an employee of or consultant to the Company or any of its subsidiaries (each such director, an “Eligible Director”, and together, “Eligible Directors”) will receive compensation in the form of cash and equity, as described below. We also reimburse our Eligible Directors for expenses incurred in connection with attending Board and committee meetings as well as continuing director education. Our compensation committee is responsible for reviewing and making recommendations to the Board to approve the compensation paid to Eligible Directors. Our compensation committee reviews at least annually the type and form of compensation paid to Eligible Directors.
In March 2025, our compensation committee retained Frederic W. Cook & Co., (“FW Cook”) an independent compensation consultant, to provide it with information, market data and advice relating to non-employee
director compensation. Following review of market data and recommendations from FW Cook, the compensation committee recommended, and our Board approved amending and restating our
Non-Employee
Director Compensation Policy to provide for increases to the equity compensation provided to Eligible Directors and increases to certain cash compensation. Our
Non-Employee
Director Compensation Policy, as amended and restated in March 2025, is described below.
Cash Compensation
Each Eligible Director is paid an annual cash retainer of $42,500. In addition, each Eligible Director is entitled to receive the following cash compensation for his or her services under the policy:

•	$30,000 per year for service as chair of the Board;

•	$20,000 per year for service as lead independent director;

•	$20,000 per year for service as chair of the audit committee (increased in March 2025 from $16,000);

•	$10,000 per year for service as a member of the audit committee (increased in March 2025 from $8,000);

•	$14,000 per year for service as chair of the compensation committee (increased in March 2025 from $12,000);

•	$7,250 per year for service as a member of the compensation committee (increased in March 2025 from $6,000);

•	$10,000 per year for service as chair of the nominating and corporate governance committee; and

•	$5,000 per year for service as a member of the nominating and corporate governance committee.
All cash payments to Eligible Directors are paid quarterly in arrears on a prorated basis. The above-listed fees for service as chair and members of committees are payable in addition to the Eligible Director retainer.
Equity Compensation
Eligible Directors are eligible for equity awards as described below. All equity awards are granted under our Amended and Restated 2021 Equity Incentive Plan, as may be amended from time to time or any successor plan (the “2021 Plan”).
Initial Options
. Each person who first becomes an Eligible Director after the effective date of the
Non-Employee
Director Compensation Policy will receive, on the first trading day on or after the date that the person first becomes an Eligible Director, an initial award (or, the “Initial Award”) of stock options to purchase 31,000 shares of our Common Stock. The Initial Award will be scheduled to vest in equal installments as to 1/36th of the shares of our Common Stock subject to the Initial Award on a monthly basis following the Initial Award’s grant date, on the same day of the month as the grant date, subject to continued services to us through the applicable vesting dates. If the person was a member of our Board and also an employee or consultant, then becoming a non-employee
director due to termination of employment or consulting arrangement will not entitle the person to an Initial Award.
Annual Options
. Each continuing Eligible Director automatically will receive an annual award (or, the “Annual Award)” of stock options to purchase 31,000 shares of our Common Stock. Each Annual Award will be granted on the date of each annual meeting of our stockholders, except that each Eligible Director serving on the Board at the time of the amendment and restatement of the
Non-Employee
Director Compensation Policy in March 2025 received their Annual Award at the time of the amendment and restatement, in lieu of an Annual Award at the 2025 annual meeting of our stockholders. Each Annual Award will be scheduled to vest as to 1/12th shares subject to the Annual Award on a monthly basis following the Annual Award’s grant date on the same day of the month as such grant date (or the last day of the month, if there is no corresponding day in such month), or if earlier, the day immediately before the date of the next annual meeting that occurs after the Annual Award’s grant date, subject to continued services to us through the applicable vesting date. As described above, the Eligible Directors serving on the Board at the time of the amendment and restatement of the
Non-Employee
Director Compensation Policy in March 2025 received an award (an “Existing Director Award”) equivalent to the Annual Award in lieu of the Annual Award for 2025.
Change in Control
. In the event of a change in control, as defined in our 2021 Plan, each Eligible Director’s then outstanding company equity awards covering shares of our Common Stock that were granted pursuant to the
Non-Employee
Director Compensation Policy will accelerate vesting in full, provided that he or she continues to provide services to the Company through the date of our change in control.

Other Award Terms
. Each Initial Award and Annual Award is granted under our 2021 Plan and the form of award agreement under such plan. These awards have a maximum term to expiration of 10 years from their grant and a per share exercise price equal to 100% of the fair market value of a share of our Common Stock on the award’s grant date.
In April 2026, the compensation committee recommended, and the Board approved , amending the Initial Award and the Annual Award. Specifically, the Initial Award and Annual Award will each be a restricted stock unit award with a grant date value of $175,000 and $350,000, respectively, with vesting occurring at the next annual meeting of Company stockholders after the grant date (in the case of Annual Awards) and in three annual installments following the grant date (in the case of Initial Awards). The number of shares issuable in respect of the restricted stock unit award will be determined by dividing the grant date value by the closing price of our common stock on the date of grant.
Eligible Directors can elect to defer the delivery of the settlement of restricted stock unit awards issued under the
Non-Employee
Director Compensation Policy, generally until the earliest of a change in control of the Company, upon separation from service, or a certain future date specified by the Eligible Director.
As described below in Proposal No. 4, the Annual Awards that would otherwise be granted at the Annual Meeting pursuant to the
Non-Employee
Director Compensation Policy will not be granted unless the Company stockholders approve Proposal No. 4.

Consulting Agreement with Barbara K. Finck, M.D.

On March 14, 2024, the Board approved a consulting agreement with Dr. Finck pursuant to which Dr. Finck serves as the acting Senior Medical Clinician to the Company (the “Finck Agreement”). Dr. Finck is paid $50,000 per month in arrears for the duration of the Finck Agreement and will not receive the compensation provided for Eligible Directors under our Non-Employee Director Compensation Policy, as described above, during the term of the Finck Agreement. The Finck Agreement also provided for a stock option to purchase 175,000 shares of our Common Stock, which was granted to Dr. Finck on March 21, 2024. On March 19, 2025, as compensation for her consulting services, we granted Dr. Finck a stock option to purchase 31,000 shares for our Common Stock, which vests in equal monthly installments over three years commencing on January 1, 2025, subject to Dr. Finck continuing to be a service provider through each such date.

Director Compensation for Fiscal 2025

The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for the fiscal year ended December 31, 2025. Directors who are also our employees or consultants receive no additional compensation for their service as directors. During 2025, Dr. Wagner was an employee and executive officer of the Company and therefore did not receive compensation as a director. Dr. Finck provided consulting services to the Company (as described above) and therefore did not receive compensation as a director in 2025.

Name	Fees Paid or Earned in Cash ($)	Option Awards(1) ($)		All Other Compensation ($)		Total ($)
Steven Kornfeld	87,614	200,539		—		288,153
Scott Brun, M.D.	54,480	200,539		—		255,019
Stephen K. Doberstein, Ph.D.	49,480	200,539		—		250,019
Barbara K. Finck, M.D.	—	186,719	(2)	600,000	(3)	786,719
David Gryska	52,067	200,539		—		252,606
Richard Vincent	71,202	200,539		—		271,741
Shiv Kapoor	47,500	200,539		—		248,039

(1)

This column reflects the aggregate grant date fair value of option awards granted to the non-employee director in the applicable fiscal year, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718, Compensation-Stock Compensation (Topic 718). See Note 8 to our financial statements for the year ended December 31, 2025 included in this Annual Report for a discussion of the assumptions made by us in determining the grant date fair value of our equity award.

(2)	This amount represents a stock option granted to Dr. Finck for consulting services provided as acting Senior Medical Clinician to the Company.
(3)	This amount represents fees paid to Dr. Finck for consulting services provided as acting Senior Medical Clinician to the Company.

The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2025:

Name	Number of Shares Underlying Outstanding Options
Steven Kornfeld	38,000
Scott Brun, M.D.	36,000
Barbara K. Finck, M.D.	42,166
Stephen K. Doberstein, Ph.D.	37,000
David Gryska	36,000
Richard Vincent	33,000
Shiv Kapoor	33,000

PROPOSAL NO. 1

ELECTION OF CLASS III DIRECTORS

Our Board currently consists of eight (8) members and is divided into three classes with staggered three-year terms. At the Annual Meeting, three (3) Class III directors will be elected for a three-year term to succeed the same class whose term is then expiring. The elected director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Nominees

Our nominating and corporate governance committee has recommended, and our Board has approved, Steven Kornfeld, Scott Brun, Paul A. Wagner, Ph.D. as nominees for election as Class III directors at the Annual Meeting. If elected, Mr. Kornfeld, Dr. Brun, and Dr. Wagner will serve as Class III directors until the 2029 annual meeting of stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal. For more information concerning our director nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Mr. Kornfeld, Dr. Brun, and Dr. Wagner. Mr. Kornfeld, Dr. Brun, and Dr. Wagner have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee designated by the present Board to fill the vacancy. If you are a beneficial owner of shares of our Common Stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

Each director is elected by a plurality of the voting power of the shares present in person (virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of a WITHHOLD vote or a broker non-vote, will have no effect on the outcome of the election.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS NOMINATED BY OUR BOARD AND NAMED IN THIS PROXY STATEMENT AS CLASS III DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2026. KPMG LLP has served as our independent registered public accounting firm since 2023.

At the Annual Meeting, we are asking our stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Our audit committee is submitting the appointment of KPMG LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of KPMG LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our Company and our stockholders. If our stockholders do not ratify the appointment of KPMG LLP, then our audit committee may reconsider the appointment. One or more representatives of KPMG LLP are expected to be present at the Annual Meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by KPMG LLP for our fiscal years ended December 31, 2025, and December 31, 2024, respectively.

	2025	2024
Audit Fees(1)	$858,258	$695,033
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	$1,780

Total Fees	$858,258	$696,813

(1)

“Audit fees” consist of fees billed for professional services rendered in connection with the audit of our financial statements, reviews of our quarterly financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	“Audit-related fees” consist of fees for other audit-related professional services.
(3)	“Tax fees” consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.
(4)	“All other fees” include any fees billed that are not audit, audit-related or tax fees.

Auditor Independence

In 2025 and 2024, there were no other professional services provided by KPMG LLP or our prior independent registered public accounting firm, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of KPMG LLP or our prior independent registered public accounting firm.

Vote Required

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026, requires the affirmative vote of a majority of the voting power of the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2026.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the Board comprised solely of independent directors as required by Nasdaq listing rules and the rules and regulations of the SEC. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee operates under a written charter approved by the Board, which is available on our website at www.fortebiorx.com/investor-relations/corporate-governance/governance-documents. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to Forte’s financial reporting process, Forte’s management is responsible for (1) establishing and maintaining internal controls and (ii) preparing Forte’s financial statements. Forte’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of Forte’s financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Forte’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements with management and KPMG LLP;

•	discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; and

•

received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with KPMG LLP its independence.

Based on the review and discussions noted above, the audit committee recommended to the Board that the audited financial statements be included in Forte’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the Board:

Richard Vincent (Chair)

Steven Kornfeld

David Gryska

This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Forte under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent Forte specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

PROPOSAL NO. 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are asking our stockholders to cast an advisory vote to approve the compensation of our named executive officers as described in this proxy statement. This proposal, commonly referred to as the “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole.

The say-on-pay vote is advisory, and therefore not binding on us, the compensation committee or our board of directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will communicate directly with stockholders to better understand the concerns that influenced the vote, consider our stockholders’concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns

We encourage you to read the “Executive Compensation” section beginning on page 46 of this proxy statement, which provides detailed information on the compensation of our named executive officers.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis in a non-binding vote, the compensation of Forte Biosciences, Inc. named executive officers as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the compensation tables and narrative disclosures set forth in the proxy statement relating to Forte’s 2026 annual meeting of stockholders.”

Vote Required

The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares present in person (virtually) or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Although this say-on-pay vote is advisory and, therefore, will not be binding on us, our compensation committee and our board of directors value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns, and the compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4

APPROVAL OF THE AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve the Forte Biosciences, Inc. Amended and Restated 2021 Equity Incentive Plan (the “A&R 2021 Plan”). The 2021 Equity Incentive Plan (the “2021 Plan”) was adopted by our Board on April 29, 2021 and approved by our stockholders at our 2021 annual meeting of stockholders, and most recently amended and restated by the Board and our stockholders in connection with the special meeting of stockholders held on January 24, 2025. For purposes of this Proposal No. 4, the Amended and Restated 2021 Equity Incentive Plan that was approved at our special meeting of stockholders held on January 24, 2025 is referred to as the “Current Plan”; elsewhere in this proxy statement, references to the 2021 Plan mean the Current Plan or the 2021 Plan, as applicable.

If our stockholders approve the A&R 2021 Plan, the A&R 2021 Plan will have an additional 1,850,000 shares of our Common Stock available to be granted as awards to our service providers.

Why Should Stockholders Vote to Approve the A&R 2021 Plan?

Equity Incentives are Critical to Retaining Talent to the Success of our Business

The Board believes that equity awards are crucial in allowing the Company to effectively compete for and appropriately motivate and reward key talent who are necessary to execute our business successfully and implement our plans for our lead product candidate. It is in the long-term interest of both the Company and its stockholders to strengthen the Company’s ability to attract, retain and motivate employees, officers, non-employee directors and certain other service providers, and to provide additional incentive for those persons through stock ownership and other incentives to improve financial performance, increase profits and strengthen the mutuality of interest between those persons and the Company’s stockholders.

Current Equity Reserves are Inadequate to Continue Attracting, Retaining and Motivating the Best Talent

Since our Current Plan was approved by our stockholders, we have completed public offerings to fund our business that have increased our FD Shares Outstanding by more than 200%. We refer to our outstanding shares of Common Stock plus shares underlying our pre-funded warrants that are exercisable at a price of $0.001 per share as “FD Shares Outstanding” for purposes of this Proposal No. 4.

We raised approximately $75.0 million pursuant to a public offering in June 2025 and approximately $172 million in 2026 pursuant to a public offering in April 2026. As a result of these offerings, we have issued collectively 12,345,134 shares of our Common Stock and pre-funded warrants to purchase collectively 619,606 shares of our Common Stock. As of the Record Date, there are 24,435,659 FD Shares Outstanding, consisting of 20,478,817 shares of our Common Stock, as well as pre-funded warrants to purchase an additional 3,956,842 shares of our Common Stock at an exercise price of $0.001 per share that are exercisable.

There are 3,969 shares of Common Stock (“Shares”) remaining available for grant reserved under the Current Plan as of the Record Date, representing 0.02% of FD Shares Outstanding.

To assess the adequacy of the share reserve under our Current Plan and consider a potential increase to such reserve, in December our compensation committee retained Frederic W. Cook & Co., an independent compensation consultant (“FW Cook”) to review the Company’s share usage, dilution, equity overhang, and annual equity burn rate, as well as provide a market analysis against the Company’s peer group. Based on the results of such analysis, our compensation committee determined that based on the Shares available under the Current Plan relative to the Company’s total FD Shares Outstanding, the Company would be severely limited in its ability to attract and retain key talent and therefore recommended, and our Board approved, the A&R 2021 Plan which contains additional shares available for us to grant new equity awards.

If the A&R 2021 Plan is not approved by our stockholders, we will be unable to grant any material award to our employees and our non-employee directors will not receive the 2026 Annual Awards under the Non-Employee Director Compensation Policy (described below as “Contingent Awards”), potentially impacting our ability to retain our non-employee directors in the extremely competitive market in which we compete. The Non-Employee Director Compensation Policy and the Contingent Awards are further described above under “Director Compensation.”

A Reasonable Number of Shares Will Be Reserved Under the A&R 2021 Plan

If our stockholders approve the A&R 2021 Plan, 1,850,000 additional Shares will be reserved for issuance under the A&R 2021 Plan, which represents approximately 7.5% of FD Shares Outstanding as of the Record Date. The compensation committee and the Board considered the following, among other factors, when determining the number of new Shares to reserve for issuance under the A&R 2021 Plan:

•	Number of Shares Remaining under the Current Plan. As of the Record Date, 3,969 Shares remained available for issuance under the Current Plan.

•

Overhang. Our overhang is equal to the number of Shares subject to outstanding equity compensation awards plus the number of Shares available for the grant of future awards under all of our equity plans, consisting of the 2020 Inducement Plan and the Current Plan, divided by the total number of FD Outstanding Shares. As of the Record Date, our overhang was equal to approximately 15.0% of which 1.2% consists of underwater options whose exercise price is higher than our current stock price and do not dilute the value held by current shareholders. The table below provides more information regarding our overhang.

•

Historical Grant Practices. The Board considered the number of equity awards we have granted in 2023, 2024 and 2025. Collectively over these three past years we have granted a total of 2,816,400 Shares (consisting of options and restricted stock units), which aggregate three-year equity award spending reflects approximately 11.5% of our FD Shares Outstanding as of the Record Date. Our annual burn rate, which we define as the number of Shares subject to equity awards granted in a fiscal year divided by the weighted average FD Shares Outstanding for the applicable fiscal year, was 8.9%, on average of the prior three fiscal years.

•

Forecasted Grants. We anticipate the 1,850,000 additional Shares under the A&R 2021 Plan will meet our expected needs through our 2027 annual meeting of stockholders, assuming no substantial dilutive events occur. To consider how long these Shares may enable us to make grants of equity awards, the Board considered the following factors: (i) the Shares reserved for grant under the Current Plan (ii) the Annual Awards under our Non-Employee Director Compensation Policy and (ii) best estimates for future grants, with the future grant numbers determined based on assumptions about stock price and the competitive dollar value to be delivered to the grant recipient. However, the market price of our stock is volatile and we will need additional capital to fund our operations, which may change these estimates.

The A&R 2021 Plan Includes Compensation and Governance Best Practices

The A&R 2021 Plan includes provisions considered best practice for compensation and corporate governance purposes. These provisions protect our stockholders’ interests:

•	Administration. The A&R 2021 Plan is administered by the compensation committee, which consists entirely of independent non-employee directors.

•

Stockholder approval is required for additional shares. The A&R 2021 Plan does not contain an annual “evergreen” provision. The A&R 2021 Plan authorizes a fixed number of Shares, so that stockholder approval is required to issue any additional Shares, allowing our stockholders to have direct input on our equity compensation program.

•

Exchange Programs and Repricing Is Not Allowed without Stockholder Approval. The A&R 2021 Plan does not permit awards to be repriced or exchanged for other awards unless stockholders approve the repricing or exchange.

•

Reasonable Annual Limits on Non-Employee Director Compensation. The A&R 2021 Plan sets reasonable limits as to the total compensation that non-employee directors may receive during each fiscal year for service on our Board.

•

No Dividends on Unvested Awards. The A&R 2021 Plan prohibits the payment of any dividends or other distributions with respect to Shares underlying awards that are not fully vested with the underlying Shares issued.

•

No Single-Trigger Vesting Acceleration upon a Change in Control. Except in the case of awards granted to our non-employee directors, awards under the A&R 2021 Plan will be treated in a change in control in the manner determined by the administrator, and the terms of the A&R 2021 Plan provide for no automatic vesting of awards upon a change in control unless the award is not assumed or substituted.

•

Limited Transferability. Awards under the A&R 2021 Plan generally may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, unless otherwise approved by the administrator.

•	No Tax Gross-ups. The A&R 2021 Plan does not provide for any guaranteed tax gross-ups.

•	Forfeiture Events. Each award under the A&R 2021 Plan will be subject to any clawback policy as may be established and/or amended from time to time to comply with applicable laws.

The following table provides certain information regarding our equity incentive program.

As of Record Date (April 17, 2026)
Total number of Shares subject to outstanding stock options	3,229,003
Weighted-average exercise price of outstanding stock options	$18.31
Weighted-average remaining term of outstanding stock options	2.49 years
Total number of Shares subject to outstanding full value awards (an award other than a stock option)	389,287
Total number of Shares available for grant under the Current Plan	3,969
Total number of Shares available for grant under other plans(1)	50,000
Total number of FD Shares Outstanding(2)	24,435,659
Per-Share closing price of Common Stock as reported on Nasdaq Capital Market	$33.92

(1)	Consists of Shares available for grant to new hire employees under our 2020 Inducement Plan. There are no Shares available for grant under any other equity plan.
(2)	Consists of 20,478,817 Shares outstanding, as well as pre-funded warrants to purchase an additional 3,956,842 Shares at an exercise price of $0.001 per Share that are exercisable.

* * *

Summary of the A&R 2021 Plan

The following paragraphs summarize the principal features of the A&R 2021 Plan and its operation. However, this summary is not a complete description of the provisions of the A&R 2021 Plan and is qualified in its entirety by the specific language of the A&R 2021 Plan. A copy of the A&R 2021 Plan is provided as Appendix A to this proxy statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE A&R 2021 PLAN AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

Purposes of the A&R 2021 Plan

The purpose of the A&R 2021 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company’s business. These purposes are achieved through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance shares.

Shares Available for Issuance

Subject to the adjustment provisions in the A&R 2021 Plan, if approved by stockholders, the maximum aggregate number of Shares that may be issued under the A&R 2021 Plan will be equal to the sum of (1) 5,190,000 Shares, representing 3,340,000 Shares previously approved by our stockholders at our special meeting in 2025 and 1,850,000 newly requested shares, and (2) any Shares subject to awards granted under the Tocagen, Inc. 2009 Equity Incentive Plan, the Tocagen, Inc. 2017 Equity Incentive Plan, and the Forte Biosciences, Inc. 2018 Equity Incentive Plan (collectively, the “Prior Plans”) that, after May 28, 2021, expire or otherwise terminate without having been exercised or issued in full, are forfeited to or repurchased by the Company due to failure to vest or are used to pay the exercise price of such awards or to satisfy the tax liabilities or withholdings related to such awards, with the maximum number of Shares to be added under the foregoing clause (2) equal to 44,093 Shares.

As disclosed above, there are 3,969 Shares remaining available for grant under the Current Plan as of the Record Date and accordingly, if this Proposal No. 4 is approved by our stockholders (and assuming no new grants or award forfeitures between the Record Date and the Annual Meeting), we will have 1,853,969 Shares available for the grant of new equity awards, including the Contingent Awards.

If an award granted under our A&R 2021 Plan expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance units or performance shares is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for awards other than options or stock appreciation rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under our A&R 2021 Plan (unless it has terminated). Upon exercise of a stock appreciation right settled in Shares, the gross number of Shares covered by the portion of the award so exercised, whether or not actually issued pursuant to such exercise, will cease to be available under our A&R 2021 Plan. Shares that have actually been issued under the A&R 2021 Plan under any award will not be returned to the A&R 2021 Plan and will not become available for future distribution under the A&R 2021 Plan; provided, however, that if Shares issued pursuant to awards of restricted stock, restricted stock units or performance awards are repurchased by us or are forfeited to us due to the failure to vest, such Shares will become available for future grant under the A&R 2021 Plan. Shares issued pursuant to awards under the A&R 2021 Plan that are used to pay the exercise price of an award or to satisfy the tax liabilities or withholdings related to an award will become available for future grant or sale under the A&R 2021 Plan. To the extent an award under the A&R 2021 Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the A&R 2021 Plan.

The Company, during the term of the A&R 2021 Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the A&R 2021 Plan.

In the event of certain dividends or other distributions (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities or other change in the corporate structure affecting our Shares, the A&R 2021 Plan administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the A&R 2021 Plan, will adjust the number and class of Shares that may be delivered under the A&R 2021 Plan, and/or the number, class and price of Shares of stock subject to outstanding awards and the numerical limits of the A&R 2021 Plan.

Administration

Our Board may delegate administration of the A&R 2021 Plan to different committees with respect to different groups of service providers, which may administer the Plan. Our Board and the committees may further delegate administration of the A&R 2021 Plan to any committee of our Board, or a committee of individuals satisfying applicable laws appointed by our Board under the terms of the A&R 2021 Plan. For purposes of this summary of the A&R 2021 Plan, the term “administrator” will refer to our Board or any committee designated by our Board to administer the A&R 2021 Plan. The Board has designated our compensation committee as the administrator. To make grants to certain officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Subject to the terms of the A&R 2021 Plan, the administrator has the sole discretion to select the service providers who will receive awards; to determine the terms of awards; and to approve forms of award agreements for use with the A&R 2021 Plan; to modify or amend each award (subject to the repricing restrictions of the A&R 2021 Plan), including to accelerate vesting or waive forfeiture restrictions, and to interpret the A&R 2021 Plan and outstanding awards. The administrator may allow a participant to defer the receipt of payment of cash or delivery of Shares otherwise due to such participant. The administrator may make rules and regulations relating to sub-plans established to satisfy applicable foreign laws and may make all other determinations deemed necessary or advisable for administering the A&R 2021 Plan. The administrator will issue all awards under the terms of the A&R 2021 Plan.

Eligibility

All types of awards, other than incentive stock options, may be granted to our non-employee directors and to employees and consultants of us or any parent or subsidiary of ours. Incentive stock options may be granted only to our employees or of any parent or subsidiary corporation of ours. As of the Record Date, we had 23 employees (including 1 employee director), 6 independent non-employee directors, and approximately 10 consultants. Awards under the A&R 2021 Plan are granted in consideration of the recipient’s services to us or any subsidiary of ours.

Non-Employee Director Award Limitations

The A&R 2021 Plan provides that in any fiscal year, a non-employee director may not be paid, issued or granted equity awards with an aggregate grant date fair value (determined under U.S. generally accepted accounting principles) and any other compensation (including without limitation cash retainers or fees) that, in the aggregate, exceed $750,000 (increased to $1,000,000 in the fiscal year his or her service as a non-employee director begins). Any award granted to a participant while he or she was an employee or a consultant (other than a non-employee director) will not count for this limitation.

No Dividends on Unvested Awards

Participants holding awards granted under the A&R 2021 Plan will not be entitled to receive any dividends or other distributions paid with respect to Shares underlying any such award until such award has fully vested, and all periods of restriction with respect to such award has lapsed, and Shares have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) pursuant to such award.

Stock Options

An option gives a participant the right to purchase a specified number of Shares for a fixed exercise price during a specified period. Each option granted under the A&R 2021 Plan will be evidenced by an award agreement specifying the number of Shares subject to the option and the other terms of the option, consistent with the A&R 2021 Plan.

The exercise price per Share of each option may not be less than the fair market value of a Share on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “ten percent stockholder”) must have an exercise price per Share equal to at least 110% of the fair market value of a Share on the date of grant. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. The fair market value of a Share for this $100,000 measurement is generally the closing sales price of our stock as reported on the primary stock exchange on which it is traded.

Options will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement. Upon the termination of a participant’s service, the unvested portion of the participant’s option generally expires. The vested portion of the option will remain exercisable for the period following the participant’s termination of service that was determined by the administrator and specified in the participant’s award agreement, and if no such period was determined by the administrator, the vested portion of the option will remain exercisable for: (i) 3 months following cessation of the participant’s service provider status for reasons other than death or disability or (ii) 12 months following cessation of the participant’s service provider status due to death or disability. However, the option will not be exercisable after the end of the option’s term.

The term of an option will be specified in the award agreement but may not be more than ten years (or five years for an incentive stock option granted to a ten percent stockholder).

The administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when we receive the notice of exercise and full payment for the Shares to be exercised, together with applicable tax withholdings.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of a Share between the date an award is granted and the date it is exercised. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined as the product of: (i) the difference between the fair market value of a Share on the date of exercise and the exercise price and (ii) the number of exercised stock appreciation rights. We may pay the appreciation in cash, in Shares, or a combination of both. Each stock appreciation right granted under the A&R 2021 Plan will be evidenced by an award agreement specifying the exercise price and the other terms of the award. The administrator will have complete discretion to determine the number of stock appreciation rights granted to any service provider.

The exercise price per Share of each stock appreciation right may not be less than the fair market value of a Share on the date of grant.

Stock appreciation rights will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement. The term of a stock appreciation right may not be more than ten years. The terms relating to the period of exercise of stock appreciation rights following the termination of a participant’s service are similar to those for options described above.

Restricted Stock Awards

Subject to the minimum vesting requirements discussed above, awards of restricted stock are rights to acquire or purchase Shares that vest under the terms established by the administrator in its sole discretion. Unless the administrator provides otherwise, participants holding Shares of restricted stock will have voting rights and rights to dividends and other distributions with respect to such Shares without regard to vesting. However, such dividends or other distributions will be subject to the same restrictions and forfeitability provisions that apply to the Shares of restricted stock with respect to which they were paid. The administrator has the discretion to reduce or waive any restrictions and to accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units

An RSU represents a right to receive cash or Shares if the performance goals or other vesting criteria set by the administrator are achieved or the RSU otherwise vests. Each award of RSUs granted under the A&R 2021 Plan will be evidenced by an award agreement specifying the number of Shares subject to the award and other terms of the award.

Subject to the minimum vesting requirements discussed above, the administrator may set vesting conditions based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable U.S. or non-U.S. federal or state securities laws, or any other basis determined by the administrator, in its discretion.

After an award of restricted stock units has been granted, the administrator has the discretion to reduce or waive any restrictions or vesting criteria that must be met to receive a payout or to accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units upon termination of his or her service. The administrator in its sole discretion may pay earned restricted stock units in cash, Shares, or a combination of both.

Performance Units and Performance Shares

Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. Performance units will have an initial value established by the administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a Share on the grant date. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria set by the administrator are achieved or the awards otherwise vest.

Each award of performance units or performance shares granted under the A&R 2021 Plan will be evidenced by an award agreement specifying the performance period and other terms of the award. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, in its discretion.

After an award of performance units or performance shares has been granted, the administrator has the discretion to accelerate, reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares.

The administrator has the discretion to pay earned performance units or performance shares in the form of cash, Shares (which will have an aggregate fair market value equal to the earned performance units or performance shares at the close of the performance period), or a combination of both.

The administrator will have complete discretion in determining the number of performance units and performance shares granted to each participant.

A participant will forfeit any performance units or performance shares not earned and not vested as of the termination of his or her service with us.

Transferability of Awards

Awards generally are not transferable other than by will or by the laws of descent or distribution.

Dissolution or Liquidation

In the event of our proposed dissolution or liquidation, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The A&R 2021 Plan provides that, in the event of a merger or Change in Control (as defined in the A&R 2021 Plan), each award will be treated as the administrator determines without a participant’s consent, including that (i) each award be assumed or substantially equivalent awards substituted by the acquiring or succeeding corporation or its affiliate; (ii) upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the transaction, or (B) the replacement of such award with other rights or property selected by the administrator in its sole discretion; or (v) any combination of the foregoing. The administrator will not be required to treat all awards, all awards held by a participant, all awards of the same type, or all portions of awards the same in the transaction.

If the successor corporation does not assume or substitute for the award (or portion thereof), the participant will vest in and may exercise all of the participant’s outstanding options and stock appreciation rights (or portion thereof) that is not assumed or substituted for, all restrictions on restricted stock and restricted stock units will lapse. With respect to awards with performance-based vesting that are not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels, and all other terms met, in each case, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company or any of its subsidiaries or parents. In addition, unless specifically provided otherwise under the applicable award agreement or other written agreement, if an option or stock appreciation right (or its applicable portion) is not assumed or substituted for, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator, in its sole discretion, and the option or stock appreciation right (or its applicable portion) will terminate upon the expiration of such period.

For awards granted to our non-employee directors, in the event of a Change in Control, (i) all restrictions on the non-employee director’s restricted stock and restricted stock units will lapse, (ii) the non-employee directors will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, and (iii) with respect to the non-employee director’s awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions will be deemed met.

Forfeiture Events

Each award under the A&R 2021 Plan will be subject to any clawback policy as may be established and/or amended from time to time to comply with applicable laws (including without limitation pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as may be required by the Dodd Frank Wall Street Reform and Consumer Protection Act). The administrator may specify in an award agreement that the participant’s rights, payments, and benefits with respect to an award will be subject to the reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. The administrator may require a participant to forfeit, return or reimburse the Company all or a portion of the award and any amounts paid thereunder pursuant to the terms of the clawback policy or as necessary or appropriate to comply with applicable laws. Unless specifically mentioned and waived in an award agreement or other document, no recovery of compensation under a clawback policy or otherwise will constitute an event that triggers or contributes to any right of a participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any parent or subsidiary of the Company.

Termination or Amendment

The A&R 2021 Plan will continue in effect until terminated by the administrator, but no options that qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) may be granted after April 28, 2036, which is ten (10) years from the earlier of Board or stockholder approval of the A&R 2021 Plan. The administrator may amend, alter, suspend, or terminate the A&R 2021 Plan at any time, provided that no amendment may be made without stockholder approval to the extent approval is necessary or desirable to comply with any applicable laws. No amendment, alteration, suspension, or termination may impair the rights of any participant unless mutually agreed otherwise between the participant and the administrator.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the A&R 2021 Plan. The summary is based on existing U.S. federal laws and regulations, and there can be no assurance that those laws and regulations will not change. The summary is not complete and does not discuss the tax consequences upon a participant’s death, or the income tax laws of any municipality, state or foreign country in which the participant may reside. Tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes because of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the Shares acquired through the exercise of the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of such Shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the Shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the Shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the Shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the Shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the Shares or provide certain basis adjustments or tax credits for purposes.

Nonstatutory Stock Options

A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the Shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the Shares acquired by exercising a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the Shares acquired through the exercise of the nonstatutory stock option.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income equal to the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring Shares of restricted stock generally will recognize ordinary income equal to the fair market value of the Shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, under Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the Shares are acquired. Upon the sale of Shares acquired under a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of RSUs. A participant who is awarded RSUs generally will have to recognize ordinary income equal to the fair market value of Shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any Shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards

A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any unrestricted Shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any Shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A of the Code (“Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the A&R 2021 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be before the compensation is actually or constructively received. Also, if an award subject to Section 409A violates Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, and interest on such deferred compensation.

Tax Effect for the Company

We generally will be entitled to a tax deduction in connection with an award under the A&R 2021 Plan equal to the ordinary income realized by a participant when the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE A&R 2021 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Interests of Certain Persons in the A&R 2021 Plan

Stockholders should understand that our directors, executive officers and other employees may be considered as having an interest in the approval of the A&R 2021 because they may, in the future, receive awards under it.

New Plan Benefits

The number of awards that an employee, director, or consultant may receive under the A&R 2021 Plan is in the discretion of the administrator and therefore cannot be determined in advance. However, as described above under “Director Compensation”, our Non-Employee Director Compensation Policy provides for the automatic grant of equity awards to Eligible Directors at the time of each of our annual meetings of stockholders and generally in connection with a directors’ initial appointment to the Board.

The Annual Award to be granted at the Annual Meeting to each Eligible Director is an RSU with an aggregate grant date fair value equal to $350,000, computed in accordance with FASB ASC 718. Because we do not have sufficient Shares remaining available under the Current Plan to make these grants, each Annual Award scheduled to be granted at this Annual Meeting pursuant to the Non-Employee Director Compensation Policy is contingent on our stockholders approving this Proposal No. 4 and referred to as “Contingent Award”. If this Proposal No. 4 is approved, Contingent Awards will be granted under the A&R 2021 Plan to our Eligible Directors. Based on the current composition of the Board and assuming all nominees for re-election at this Annual Meeting are approved by our stockholders, each of Mr. Kornfeld, Dr. Brun, Dr. Doberstein and Messrs. Vincent, Kapoor and Gryska will receive a Contingent Award consisting of RSUs with an aggregate grant date fair value equal to $350,000, computed in accordance with FASB ASC 718. If this Proposal No. 4 is not approved by our stockholders, the Contingent Awards will not be granted. The Non-Employee Director Compensation Policy is further described above under “Director Compensation.”

Name of Individual or Group	Number of RSUs		Dollar Value of RSUs
Paul A. Wagner, Ph.D. Chairman, President and Chief Executive Officer	—		—
Antony A. Riley Chief Financial Officer	—		—
All executive officers, as a group	—		—
All directors who are not executive officers, as a group		(1)	2,100,000
All employees who are not executive officers, as a group	—		—

(1)

The aggregate number of Shares subject to each such Contingent Award will depend on the value of our Common Stock on the grant date (the date of the Annual Meeting) and is therefore not determinable. For illustrative purposes only, if the closing price of our Shares on the grant date were $26.40 (the closing price on the Record Date), each director would receive RSUs to be issued 13,257 Shares and collectively, assuming all current Eligible Directors continue on our Board on and following the Annual Meeting, RSUs to be issued 79,542 Shares.

The following table sets forth: (i) the aggregate number of Shares subject to options and RSUs granted during fiscal year 2025 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; (ii) the average per Share exercise price of such options and (iii) the aggregate grant date fair value of the RSUs computed in accordance with FASB ASC 718.

Name of Individual or Group	Number of Shares Subject to Options Granted	Average Per Share Exercise Price of Option Grants	Number of RSUs	Dollar Value of RSUs
Paul A. Wagner, Ph.D. Chairman, President and Chief Executive Officer	920,000	$7.54	—	—
Antony A. Riley Chief Financial Officer	323,000	$7.54	—	—
All executive officers, as a group	1,243,000	$7.54	—	—
All directors who are not executive officers, as a group	217,000	$7.54	—	—
All employees who are not executive officers, as a group	1,046,500	$7.70	—	—

Vote Required and Board Recommendation

The A&R 2021 Plan requires the affirmative vote of a majority of the voting power of the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” this proposal and broker non-votes will have no effect.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF

THE AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of April 17, 2026. Officers are elected by the Board to hold office until their successors are elected and qualified.

Name	Age	Position(s)
Paul A. Wagner, Ph.D.	55	Chairman, President, and Chief Executive Officer
Antony A. Riley	59	Chief Financial Officer

Paul A. Wagner, Ph.D., Chairman, President, and Chief Executive Officer

For the biography of Dr. Wagner, please see “Board of Directors and Corporate Governance—Continuing Directors.”

Antony A. Riley, Chief Financial Officer

Mr. Riley served as Forte Subsidiary, Inc.’s (formerly Forte Biosciences, Inc.) Chief Financial Officer from March 2020 until the closing of the merger with the Company in June 2020, at which time he became the Chief Financial Officer. Prior to joining Forte, Mr. Riley was at Krystal Biotech, Inc., a biotechnology company, from September 2017 to February 2020 where he was the Chief Financial Officer. Previously, Mr. Riley was a founding partner since 2002 of the CFO Network LLC, a consulting firm, and prior to that he was the Acting Chief Financial Officer at Avanex Corporation and Corporate Controller at Kosan Biosciences. He also served in numerous capacities at Troy Chemical Corporation from 1997 to 2000. He received a B.Sc. (Honors) from the University of Bristol (England) and an M.B.A. (Honors) from the University of Chicago, Booth School of Business. Mr. Riley is a CPA (Inactive) in the state of California.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation . Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data. Our compensation committee makes decisions as to total compensation for each executive officer other than the Chief Executive Officer, although it may instead, in its discretion, make recommendations to our Board regarding executive compensation for its approval. The compensation committee makes recommendations to our Board regarding our Chief Executive Officer’s compensation.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2025, our compensation committee retained Frederic W. Cook & Co., (“FW Cook”) an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Our compensation committee engaged the above mentioned independent consultant to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

Our named executive officers, consisting of our principal executive officer and our only other executive officer (other than our principal executive officer), for 2025 were:

•	Paul A. Wagner, Ph.D., our Chairman, President and Chief Executive Officer; and

•	Antony A. Riley, our Chief Financial Officer.

We have no other executive officers who were serving as of December 31, 2025 or who served at any time during 2025.

Summary Compensation Table

The following table sets forth information regarding the compensation reportable for our named executive officers for fiscal 2025 and fiscal 2024, as determined under SEC rules.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Paul A. Wagner, Ph.D.	2025	670,051	—	—	5,951,480	737,056	—	7,358,587
Chairman, President and Chief Executive Officer	2024	644,280	—	643,610	—	386,568	—	1,674,458

Antony A. Riley	2025	452,109	—	—	2,089,487	180,844	—	2,722,440
Chief Financial Officer	2024	434,730	—	204,785	—	217,360	—	856,875

(1)

These columns reflect the aggregate grant date fair value of stock and option awards granted to the officer in the applicable fiscal year, computed in accordance with FASB ASC Topic 718. See Note 8 to our financial statements for the year ended December 31, 2025 included in our Annual Report on Form 10-K for the year ended December 31, 2025.

(2)	These amounts represent cash bonuses earned based upon the achievement of Company goals and objectives for the applicable year, each of which were paid in the subsequent fiscal year.

Non-Equity Incentive Plan Compensation

In 2025, each of our executive officers were eligible to earn an annual cash incentive bonus based on 2025 performance. No bonus was guaranteed. The amount of cash bonus, if any, that each of our executive officers could earn was based on the achievement of performance goals and objectives established by our Board. The Company performance goals and objectives for 2025 consisted primarily of financial, clinical, pre-clinical and corporate development goals, with Mr. Riley’s goals more heavily weighted to financial performance. Based on our performance against the approved Company performance goals and objectives, our Board, upon recommendation from the compensation committee, determined that we had achieved and in certain cases exceeded our goals and approved bonus payments to each of our executive officers. In particular, the positive results from the FB102 phase 1b CeD trial, the IND approval and initiation of a Phase 2 celiac trial, the successful completion of the public offering in June 2025, and the progress of our phase 1b vitiligo clinical trial.

The amounts in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation” are based on the named executive officer’s target bonus amount multiplied by the achievement percentage approved by our Board, consistent with the determinations under the 2025 performance bonus goals and objectives.

Employment Arrangements

Each of our current executive officers has executed our standard form of confidential information, invention assignment and arbitration agreement.

Forte has entered into offer letters with each of its named executive officers (the “Offer Letters”). The Offer Letters supersede all other or prior agreements with respect to Forte’s named executive officers’ employment terms. Employment under the Offer Letters is at will and may be terminated at any time by Forte or by the applicable named executive officer. Effective as of January 1, 2026, each named executive officer is entitled to: (i) an annual base salary, currently $700,000 in the case of Dr. Wagner and $490,000 in the case of Mr. Riley, and (ii) an annual bonus opportunity, currently 55% of his annual base salary, at target, in the case of Dr. Wagner and 40% of his annual base salary, at target, in the case of Mr. Riley, based on achievement of performance objectives as determined by the Board.

Forte has entered into severance agreements with each of its named executive officers (the “Severance Agreements”). The Severance Agreements supersede any prior agreement or arrangement that each named executive officer may have had with the Company that provides for severance or change in control payments and benefits. The Severance Agreements provide that if, other than during the period beginning three months before a change in control (as defined in our 2018 Equity Incentive Plan) and ending twelve months following a change in control (the “CIC Period”), the named executive officer is terminated either (x) by the Company without cause (as defined in the applicable Severance Agreement, and excluding by reason of his or her death or disability), or (y) by the named executive officer for good reason (as defined in the applicable Severance Agreement) (either such termination, a “Qualifying Non-CIC Termination”), then the named executive officer will receive the following severance payments and benefits if he timely executes and does not revoke a separation agreement and release of claims in the Company’s favor:

•

Continuing payments of such officer’s annual base salary as in effect immediately before the Qualifying Non-CIC Termination, less applicable withholdings, for a period of 12 months, or 18 months in the case of the Chief Executive Officer.

•	A lump sum cash payment equal to 100% of such officer’s target bonus opportunity, or 150% in the case of the Chief Executive Officer, as in effect immediately before such termination.

•

Company payment of the premiums required for continued coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) under the Company’s group health, dental and vision care plans for the named executive officer and his eligible dependents for up to 12 months, or 18 months in the case of the Chief Executive Officer.

•

For the Chief Executive Officer only, vesting acceleration (and exercisability, as applicable) as to the shares subject to each of the Chief Executive Officer’s then-outstanding compensatory equity awards issued by the Company which would have vested over the twelve month period following the Qualifying Non-CIC Termination pursuant to time-based vesting conditions had the Chief Executive Officer remained an employee through such period.

If, during the CIC Period, the named executive officer’s employment with the Company is terminated either (x) by the Company without cause (as defined in the applicable Severance Agreement, and excluding by reason of his death or disability) or (y) by the executive for good reason (as defined in the respective Severance Agreement) (either such termination, a “Qualifying CIC Termination”), the named executive officer will receive the following severance payments and benefits if he timely executes and does not revoke a separation agreement and release of claims in the Company’s favor:

•

A lump sum cash payment equal to eighteen months of such named executive officer’s annual base salary as in effect immediately before the Qualifying CIC Termination, or twenty-four months in the case of the Chief Executive Officer.

•

A lump sum cash payment equal to 150% of such named executive officer’s target bonus opportunity, or 200% in the case of the Chief Executive Officer, as in effect immediately before such termination or the applicable change in control, if greater.

•

Company payment of the premiums required for continued coverage pursuant to COBRA under the Company’s group health, dental and vision care plans for the named executive officer and his eligible dependents for up to 18 months, or 24 months in the case of the Chief Executive Officer.

•

Vesting acceleration (and exercisability, as applicable) as to 100% of the then-unvested shares subject to each of the named executive officer’s then-outstanding compensatory equity awards issued by the Company that are subject to time-based vesting conditions (and, in the case of an equity award subject to performance-based vesting conditions, such equity award will be treated as set forth in the applicable agreement evidencing such equity award).

Each Severance Agreement provides that, if any of the amounts provided for under a Severance Agreement or otherwise payable to the executive would constitute “parachute payments” within the meaning of Internal Revenue Code Section 280G and could be subject to the related excise tax, the named executive officer would receive (to the extent he or she is entitled to such receipt) either the full payment of benefits under the named executive officer’s Severance Agreement or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive. The Severance Agreements do not provide for any tax gross-ups in connection with a change in control.

Outstanding Equity Awards at Fiscal 2025 Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2025.

	Option Awards(1)						Stock Awards(1)
Name	Date of Grant	Number of Securities Underlying Exercisable Options (#)	Number of Securities Underlying Unexercisable Options (#)		Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul A. Wagner, Ph.D.	12/19/2018	18,974	—	(3)	21.50	12/19/2028	—		—	—		—
	4/9/2021	5,400	—	(3)	991.50	4/8/2031	—		—	—		—
	1/17/2022	11,749	250	(4)	43.00	1/16/2032	—		—	—		—
	3/21/2024	19,250	24,750	(4)	17.25	3/20/2034	—		—	—		—
	3/20/2025	281,111	638,889	(5)	7.54	3/20/2035	—		—	—		—
	11/12/2021	—	—		—	—	—		—	3,511	(6)	294,924
	3/23/2023	—	—		—	—	6,250	(7)	179,438	—		—
Antony A. Riley	3/29/2020	421	—	(3)	31.00	3/29/2030	—		—	—		—
	6/30/2020	2,999	—	(3)	364.50	6/29/2030	—		—	—		—
	4/9/2021	1,700	—	(3)	991.50	4/8/2031	—		—	—		—
	1/17/2022	2,936	63	(4)	43.00	1/16/2032	—		—	—		—
	3/21/2024	6,125	7,875	(4)	17.25	3/20/2034	—		—	—		—
	3/20/2025	98,694	224,306	(5)	7.54	3/20/2035	—		—	—		—
	11/12/2021	—	—		—	—	—		—	2,976	(6)	294,984
	2/25/2023	—	—		—	—	1,875	(7)	51,131	—		—

(1)

All of the outstanding option awards and stock awards were granted under and subject to the terms of the 2021 Plan, the 2018 Plan and the 2017 Plan, as applicable. Awards are subject to the potential vesting acceleration described above under “Employment Agreements.”

(2)	The option awards were granted with a per share exercise price equal to the fair market value of one share of our Common Stock on the date of grant.
(3)	The option award is fully vested.
(4)

25% of the shares subject to each such option shall vest on the one year anniversary of the grant date and 1/48th of the shares subject to each option shall vest each month thereafter, subject to the executive continuing to be a service provider to the Company through each such date.

(5)

1/36th of the shares subject to each option shall vest each month such commencing on January 1, 2025, subject to the executive continuing to be a service provider to the Company through each such date.

(6)

Represents performance-vesting restricted stock units, all of which vest upon the acquisition of a lead development program, as determined by the Board, or upon a change of control, if earlier, and in either case subject to the executive continuing to be a service provider to the Company through each such date.

(7)

1/16th of the RSUs subject to the award shall vest on each “Quarterly Vesting Date” (as defined below) on or immediately following February 1, 2023, subject to the executive continuing to be a service provider to the Company through each such date. For purposes of this RSU award, “Quarterly Vesting Date” with respect to any calendar year means January 1, April 1, July 1, and October 1.

2025 Equity Grants

In March 2025, upon recommendation from our compensation committee and following review of compensation data provided by FW Cook, the Board granted to each of Dr. Wagner and Mr. Riley an option to purchase

920,000 shares and 323,000 shares of our Common Stock, respectively, which vest over a three-year period subject to continued service. The 2025 stock options granted to our named executive officers were larger than a typical annual grant because our executive officers’ outstanding equity awards held little to no retention value and were substantially below market data provided by FW Cook. The amount of options granted to Dr. Wagner and Mr. Riley represented the amount the compensation committee and Board determined was necessary to motivate and retain them, while also being reasonable from a dilution perspective.

Perquisites and Health and Welfare Benefits

Forte’s named executive officers, during their employment with us, are eligible to participate in Forte’s employee benefit plans, including Forte’s medical, dental, group term life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of Forte’s other employees.

Forte generally does not provide perquisites or personal benefits to Forte’s named executive officers, except in limited circumstances. The Board may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in Forte’s best interests.

Retirement Benefits and Nonqualified Deferred Compensation

Forte does not maintain any plan that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement. Forte does not maintain nonqualified deferred compensation plans. The Board may elect to provide Forte’s officers and other employees with such benefits in the future if it determines that doing so is in Forte’s best interests.

Equity Benefit Plans

The following table provides information as of December 31, 2025 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and RSUs	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders
2021 Equity Incentive Plan(1)	2,356,198	$9.68	935,469
2018 Equity Incentive Plan(2)	18,925	$21.96	—
2017 Equity Incentive Plan(3)	13,417	$752.98	—
2017 Employee Stock Purchase Plan(4)	—	—	41,825
Equity compensation plans not approved by security holders
2020 Inducement Equity Incentive Plan(5)	278,800	$29.26	801,200

TOTAL	2,667,340		1,778,494

(1)

Our Board adopted, and our stockholders approved the 2021 Plan. The 2021 Plan was most recently amended and restated in February 2025 to increase the number of shares reserved for issuance under the 2021 Plan by 3,000,000 shares, as approved by our stockholders at our 2025 special meeting.

(2)	We assumed the Forte Subsidiary, Inc. 2018 Equity Incentive Plan (the “2018 Plan”), at the time of the merger with Forte Subsidiary, Inc. No additional awards will be made under the 2018 Plan.
(3)

Our Board and stockholders approved and adopted the 2017 Equity Incentive Plan in March 2017 (the “2017 Plan”). The 2017 Plan became effective on April 13, 2017 in connection with the Company’s initial public offering. The 2021 Plan is a successor to the 2017 Plan. No further grants will be made under the 2017 Plan.
(4)

Our Board and stockholders adopted the 2017 Employee Stock Purchase Plan (the “ESPP”) in March 2017 and the ESPP became effective on April 13, 2017, in connection with the Company’s initial public offering. In May 2021, the Board reactivated the ESPP, which had previously been suspended. The Company issued 1,658 shares under the ESPP during the year ended December 31, 2025. The ESPP provides for an annual, automatic increase to the number of shares of Common Stock authorized for issuance thereunder, effective as of the first day of each fiscal year, by an amount equal to the least of (a) 1% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year, (b) 12,000 shares of Common Stock and (c) a number determined by the Board that is less than (a) and (b).

(5)

On July 26, 2020, the Company adopted the 2020 Inducement Equity Incentive Plan (the “2020 Inducement Plan”). The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) and Rule 5635(c)(3) of the Nasdaq Listing Rules. On September 29, 2025, our Board approved an increase to the 2020 Inducement Plan share reserve, to a new total of 1,080,000 shares of Common Stock. As of December 31, 2025, there were 801,200 shares available for issuance under the 2020 Inducement Plan.

PAY VERSUS PERFORMANCE
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following information about the relationship between executive compensation for our principal executive officers (“PEOs”) and non-PEO
named executive officers (“NEOs”) as well as certain financial performance of the Company.
Pay vs. Performance Table

Year	Summary Compensation Table Total for PEO(1) (2)	Compensation Actually Paid to PEO(1) (3)	Average Summary Compensation Table Total for Non-CEO NEOs(1) (2)	Average Compensation Actually Paid to Non-CEO NEOs(1) (3)	Value of Initial Fixed $100 Investment Based On:
					Total Shareholder Return(4)	Net Loss(5)
2025	$7,358,587	$17,779,124	$2,722,440	$6,389,949	$109.08	($69,375,000)
2024	$1,674,458	$1,861,210	$543,606	$500,008	$90.84	($35,478,000)
2023	$1,450,175	$1,360,608	$648,290	$612,371	$82.17	($31,476,000)

1	NEOs included in these columns reflect the following:

Year	PEO	Non-PEO NEOs
2025	Dr. Paul Wagner	Mr. Antony Riley
2024	Dr. Paul Wagner	Mr. Antony Riley and Dr. Hubert Chen
2023	Dr. Paul Wagner	Mr. Antony Riley and Dr. Hubert Chen

2	Amounts reflect the total compensation for our NEOs, as reported in the Summary Compensation Table.
3
The following table details the adjustment to the Summary Compensation Table to determine “compensation actually paid” for the CEO, as computed in accordance with Item 402(v). Amounts do not reflect actual compensation earned by or paid to our CEO during the applicable year.

	PEO
	2024	2024	2023
Summary Compensation Table Total for CEO	$7,358,587	$1,674,458	$1,450,175
Less: Grant Date Fair Value of Equity Awards and Change in Pension Value	$(5,951,480)	$(643,610)	$(489,950)
Add: Year-End Fair Value of Equity Awards Granted in the Year	$14,217,772	$810,203	$333,816
Add: Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$(256,286)	$(29,090)	$867
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	$2,351,137	$—	$84,750
Add: Change in Fair Value of Outstanding and Unvested Equity Awards	$59,393	$(49,249)	$(19,050)
Add: Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$—	$—	$—
Add: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$—	$—	$—
Compensation Actually Paid for CEO	$17,779,124	$1,861,210	$1,360,608

The following table details the adjustment to the Summary Compensation Table to determine average “compensation actually paid” for NEOs (other than the CEO), as computed in accordance with Item 402(v). Amounts do not reflect actual compensation earned by or paid to our NEOs during the applicable year.

	2025	2024	2023
Average of Summary Compensation Table Total for NEOs (other than CEO)	$2,722,440	$543,606	$648,290
Less: Grant Date Fair Value of Equity Awards and Change in Pension Value	$(2,089,487)	$(102,393)	$(139,051)
Add: Year-End Fair Value of Equity Awards Granted in the Year	$4,991,683	$128,896	$90,130
Add: Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$(78,570)	$(3,152)	$(1,154)
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	$825,450	$—	$22,883
Add: Change in Fair Value of Outstanding and Unvested Equity Awards	$18,432	$6,764	$(8,727)
Add: Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$—	$(73,713)	$—
Add: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$—	$—	$—
Average Compensation Actually Paid	$6,389,949	$500,008	$612,371
In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. For performance-vesting restricted stock unit awards and performance-vesting options, fair values reflect the probable outcome of the performance vesting conditions as of each measurement date. For a discussion of the assumptions made in the valuation at grant, see Note 8 to the Consolidated Financial Statements included in our Form
10-K.

4	The amounts in this column assume the investment of $100 on December 30, 2022 and the reinvestment of all dividends since that date.
5	As reported in Forte’s Form 10-K filed on March 31, 2026 with the Securities and Exchange Commission.
Pay vs. Performance Table Discussion and Analysis
In accordance with Item 402(v) requirements, we are providing the following charts to describe the relationships between information presented in the Pay vs. Performance table.

Relationship Between Compensation Actually Paid (CAP) for CEO and NEOs (Average) vs. Cumulative TSR of Company
The following chart shows the relationship between Compensation Actually Paid to our PEO(s) and Average Compensation Actually Paid to our other NEOs, and Forte’s TSR.

Relationship Between Compensation Actually Paid for CEO and NEOs (Average) vs. Net Income
The following chart shows the relationship between Compensation Actually Paid to our PEO(s) and Average Compensation Actually Paid to our other NEOs, and Forte’s Net Loss.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing by us under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.
Policies and Procedures Related to the Grant of Certain Equity Awards
Our general practice is to not grant equity awards in anticipation of the release of material nonpublic information or time the release of material nonpublic information for the purpose of affecting the value of executive compensation. Although we do not have a formal policy with respect to the timing of our equity award grants, the compensation committee has historically granted, or recommended to the Board to grant, awards on a consistent annual schedule and may make off cycle awards from time to time on an as-needed
basis. We typically make grants to our
non-employee
directors at the times specified in our
Non-Employee
Director Compensation Policy.
During 2025, we did not grant stock options to our named executive officers during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form
8-K
that discloses material nonpublic information.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of the close of business on April 17, 2026 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 20,478,817 shares of our Common Stock outstanding as of the close of business on April 17, 2026. We have deemed shares of our Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 17, 2026 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of April 17, 2026, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each person or entity listed in the table is c/o Forte Biosciences, Inc., 3060 Pegasus Park Drive, Building 6, Dallas, Texas 75247.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Greater than 5% Stockholders:
Entities Affiliated with OrbiMed(1)	2,082,521	9.90%
Entities Affiliated with Janus Henderson Investors US LLC(2)	1,946,801	9.27%
Entities Affiliated with Federated Hermes, Inc.(3)	1,635,380	7.98%
Entities Affiliated with Alger Associates, Inc.(4)	1,634,267	7.98%
Entities Affiliated with Tybourne Strategic Opportunities Fund II LP(5)	1,525,794	7.19%
Named Executive Officers and Directors:
Paul A. Wagner, Ph.D.(6)	588,131	2.8%
Antony Riley(7)	219,586	1.1%
Steven Kornfeld(8)	23,015	*
David Gryska(9)	22,995	*
Shiv Kapoor(10)	13,166	*
Richard Vincent(11)	13,166	*
Barbara K. Finck, M.D.(12)	22,595	*
Stephen K. Doberstein, Ph.D.(13)	18,055	*
Scott Brun, M.D.(14)	17,055	*
All directors and current executive officers as a group (9 persons)	937,764	4.4%

*	Represents less than 1%.
(1)

Based solely on the latest information known to the Company, including the most recently available Schedule 13G/A filed on February 14, 2025, consists of (i) 300,000 shares of common stock held by OrbiMed Private Investments IX, LP (“OPI IX”), (ii) 685,346 shares of common stock held by OrbiMed

Genesis Master Fund, L.P. (“Genesis”), (iii) 540,427 shares of common stock held by The Biotech Growth Trust PLC (“BIOG”), (iv) 556,748 shares of common stock issuable upon the exercise of pre-funded warrants that are exercisable within 60 days of April 17, 2026 held by OPI IX, Genesis, and BIOG, and (v) excludes 2,139,931 shares of common stock issuable upon the exercise of pre-funded warrants held by OPI IX, Genesis, and BIOG. OrbiMed Capital GP IX LLC (“GP IX”) is the general partner of OPI IX, and OrbiMed Advisors LLC (“OrbiMed Advisors”) is the managing member of GP IX. By virtue of such relationships, GP IX and OrbiMed Advisors may be deemed to have voting power and investment power over the securities held by OPI IX and as a result, may be deemed to have beneficial ownership over such securities. OrbiMed Genesis GP LLC (“Genesis GP”) is the general partner of Genesis. OrbiMed Advisors is the managing member of Genesis GP. OrbiMed Advisors exercises investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by Genesis and OPI IX, except to the extent of its or his pecuniary interest therein if any. OrbiMed Capital LLC (“OrbiMed Capital”) is the portfolio manager of BIOG. OrbiMed Capital exercises investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by BIOG, except to the extent of its or his pecuniary interest therein if any. The address for each of OPI IX, Genesis, and BIOG is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, New York.
(2)

Based solely on the latest information known to the Company, including the most recently available Schedule 13G filed on February 17, 2026, consists of (i) 1,425,785 shares of common stock held by Janus Henderson Biotech Innovation Master Fund Limited (“Janus I”) and (ii) 521,016 shares of common stock issuable upon the exercise of pre-funded warrants that are exercisable within 60 days of April 17, 2026 held by Janus I and Janus Henderson Biotech Innovation Master Fund II Limited (“Janus II”). These shares may be deemed to be beneficially owned by Janus Henderson Group PLC (“Janus”). The address for Janus is 201 Bishopsgate, EC2M 3AE, United Kingdom.

(3)

Based solely on the most recently available Schedule 13G filed with the SEC on October 7, 2025, consists of 1,635,380 shares of common stock held by Federated Hermes, Inc. Federated Hermes, Inc. is the parent holding company of Federated Global Investment Management Corp. (the “Investment Advisers”), which acts as investment adviser to registered investment companies and separate accounts that own shares of common stock in Forte Biosciences, Inc. (the “Reported Securities”). The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is wholly owned subsidiary of Federated Hermes, Inc., the Parent. All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”) for which Thomas R. Donahue, Ann C. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). The Trustees exercise collective voting control that they over the Parent. In accordance with Rule 13d-4 under the Securities Act of 1934, as amended, the Parent, the Trust, and each of the Trustees expressly disclaim beneficial ownership of the Reported Securities.

(4)

Based solely on the most recently available Schedule 13G/A filed with the SEC on November 14, 2025, consists of 1,634,267 shares of common stock held by one or more open-end investment companies or other managed accounts that are investment management clients of Fred Alger Management, LLC (“FAM”), a registered investment adviser. FAM is a 100% owned subsidiary of Alger Group Holdings, LLC (“AGH”), a holding company. AGH is a 100% owned subsidiary of Alger Associates, Inc., a holding company. The address of each of Alger Associates, Inc. is 100 Pearl Street, 27th Floor, New York, NY 10004.

(5)

Based solely on the most recently available Schedule 13G/A filed on August 4, 2025, consists of (i) 786,647 shares of common stock and (ii) 739,147 shares of common stock issuable upon the exercise of pre-funded warrants held for the accounts of private investment funds (the “Private Funds”) for which which Tybourne Capital Management (HK) Limited (“Tybourne HK”) serves as investment advisor and for which Tybourne Strategic Opportunities GP II Limited (the “GP”) serves as general partner. Tybourne Capital Management Limited (“Tybourne Cayman”) is the parent of Tybourne HK, and Tybourne Kesari Limited (“Tybourne Kesari”) is the parent of Tybourne Cayman and the GP. Viswanathan Krishnan (“Mr. Krishnan”) is the principal and sole shareholder of Tybourne Kesari. In such capacities, Tybourne HK, the GP, Tybourne Cayman, Tybourne Kesari and Mr. Krishnan may be deemed to have voting and dispositive power over securities held for the Private Funds. Pursuant to the Beneficial

Ownership Limitation, the pre-funded warrants may be exercised for shares of common stock, so long as such exercise will not cause such holder, together with its affiliates, to beneficially own in excess of 9.99% of the number of shares of common stock then outstanding. Each of Tybourne HK, the GP, Tybourne Cayman, Tybourne Kesari and Mr. Krishnan disclaims beneficial ownership of such securities, except to the extent of its or his pecuniary interest therein. The address of Tyborne HK is c/o Tybourne Capital Management (HK) Limited, Suites 818-822, 8/F, Bank of America Tower, 12 Harcourt Road, Central, Hong Kong.
(6)

Consists of (i) 84,330 shares of common stock and (ii) 503,801 shares of common stock underlying options held by Dr. Wagner that are exercisable as of April 17, 2026 or that will become exercisable within 60 days after such date.

(7)

Consists of (i) 41,982 shares of common stock and (ii) 177,604 shares of common stock underlying options held by Mr. Riley that are exercisable as of April 17, 2026 or that will become exercisable within 60 days after such date.

(8)

Consists of (i) 3,960 shares of common stock and (ii) 19,055 shares of common stock underlying options held by Mr. Kornfeld that are exercisable as of April 17, 2026 or that will become exercisable within 60 days after such date.

(9)

Consists of (i) 5,940 shares of common stock and (ii) 17,055 shares of common stock underlying options held by Mr. Gryska that are exercisable as of April 17, 2026 or that will become exercisable within 60 days after such date.

(10)	Consists of 13,166 shares of common stock underlying options held by Mr. Kapoor that are exercisable as of April 17, 2026 or that will become exercisable within 60 days after such date.
(11)	Consists of 13,166 shares of common stock underlying options held by Mr. Vincent that are exercisable as of April 17, 2026 or that will become exercisable within 60 days after such date.
(12)	Consists of 22,595 shares of common stock underlying options held by Dr. Finck that are exercisable as of April 17, 2026 or that will become exercisable within 60 days after such date.
(13)	Consists of 18,055 shares of common stock underlying options held by Dr. Doberstein that are exercisable as of April 17, 2026 or that will become exercisable within 60 days after such date.
(14)	Consists of 17,055 shares of common stock underlying options held by Dr. Brun that are exercisable as of April 17, 2026 or that will become exercisable within 60 days after such date.

RELATED PERSON TRANSACTIONS

The following is a description of each transaction since January 1, 2024, and each currently proposed transaction, in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•

any of our directors, executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Private Placement (November 2024)

On November 21, 2024, certain executive officers and senior management of the Company participated in a private placement, purchasing approximately $125,000 of shares of Common Stock at a purchase price of $5.552 per share as detailed below for each director and executive officer who purchased shares of Common Stock.

Name	Number of Shares Purchased	Total Purchase Price
Antony Riley	5,940	$124,997.73

Equity Grants

We have issued and sold shares of our Common Stock and granted options to our executive officers and certain of our non-employee directors as more fully described in the sections titled “Director Compensation” and “Executive Compensation.”

Employment Agreements

We have entered into employment agreements with Dr. Wagner, our chief executive officer and president, and Mr. Riley, our chief financial officer. For more information regarding this employment agreement, see the section titled “Executive Compensation—Employment Arrangements.”

Severance Agreements

We have entered into severance agreements with Dr. Wagner, our chief executive officer and president, and Mr. Riley, our chief financial officer. For more information regarding the severance agreements, see the section titled “Executive Compensation—Employment Arrangements.”

In March 2024 we entered into a separation and release agreement with our former president and chief scientific officer, Dr. Hubert Chen pursuant to which Dr. Chen received the same severance benefits as described in the description of the severance agreements for non-CEO executive officers in the section titled “Executive Compensation—Employment Arrangements.”

Indemnification Agreements

We have entered into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and bylaws.

The indemnification agreements and our amended restated certificate of incorporation and bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

Consulting Agreement with Barbara K. Finck, M.D.

In connection with Dr. Finck’s appointment as acting Senior Medical Clinician, the Company and Dr. Finck entered into a consulting agreement, as more fully described in the section titled “Director Compensation”.

Policies and Procedures for Related Person Transactions

We have adopted a formal, written policy regarding related person transactions. This written policy regarding related person transactions provides that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. For purposes of this policy, a related person means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons.

Our audit committee has the primary responsibility for reviewing and approving, ratifying or disapproving related person transactions. In determining whether to approve, ratify or disapprove any such transaction, our audit committee will consider, among other factors, (1) whether the transaction is fair to us and on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (2) the extent of the related person’s interest in the transaction, (3) whether there are business reasons for us to enter into such transaction, (4) whether the transaction would impair the independence of any of our outside directors and (5) whether the transaction would present an improper conflict of interest for any of our directors or executive officers. The policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements for our directors or executive officers, (2) transactions with another company at which a related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such company’s total annual revenues and the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (3) charitable contributions by us to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such organization’s total annual receipts, (4) transactions where a related person’s interest arises solely from the ownership of our Common Stock and all holders of our Common Stock received the same benefit on a pro rata basis and (5) any indemnification or advancement of expenses made pursuant to our organizational documents or any agreement. In addition to our policy, our audit committee charter provides that our audit committee shall review and approve or disapprove any related person transactions.

OTHER MATTERS

2025 Annual Report

Our financial statements for our fiscal year ended December 31, 2025 are included in our annual report, which are being mailed to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are also posted on our website at https://www.fortebiorx.com/investor-relations/sec-filings/default.aspx and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Forte Biosciences, Inc., 3060 Pegasus Park Drive, Building 6, Dallas, Texas 75247, Attention: Investor Relations.

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

* * *

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy will have discretion to vote the shares of our Common Stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Dallas, TX

April 29, 2026

Appendix A

Amended and Restated 2021 Equity Incentive Plan

FORTE BIOSCIENCES, INC.

AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN

(Adopted and Approved Effective April 28, 2026)

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards.

2. Definitions. As used herein, the following definitions will apply:

2.1 “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

2.2 “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

2.3 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards.

2.4 “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change in Control” means the occurrence of any of the following events:

(a) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent

(50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (a). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(b) Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(c) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c)(ii)(C). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2.6, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.7 “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.8 “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 hereof.

2.9 “Common Stock” means the common stock of the Company.

2.10 “Company” means Forte Biosciences, Inc., a Delaware corporation, or any successor thereto.

2.11 “Consultant” means any natural person, including an advisor, engaged by the Company or any of its Parent or Subsidiaries to render bona fide services to such entity, provided the services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

2.12 “Director” means a member of the Board.

2.13 “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.14 “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.15 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

2.16 “Exchange Program” means a program under which (a) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (b) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (c) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

2.17 “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

2.17.1 If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

2.17.2 If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

2.17.3 In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

2.18 “Fiscal Year” means the fiscal year of the Company.

2.19 “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

2.20 “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

2.21 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.22 “Option” means a stock option granted pursuant to the Plan.

2.23 “Outside Director” means a Director who is not an Employee.

2.24 “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

2.25 “Participant” means the holder of an outstanding Award.

2.26 “Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or stock-denominated and may be settled for cash, Shares or other securities or a combination of the foregoing under Section 10.

2.27 “Performance Period” means Performance Period as defined in Section 10.1.

2.28 “Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

2.29 “Plan” means this Amended and Restated 2021 Equity Incentive Plan.

2.30 “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

2.31 “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

2.32 “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

2.33 “Section 16b” means Section 16(b) of the Exchange Act.

2.34 “Section 409A” means Code Section 409A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.

2.35 “Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

2.36 “Service Provider” means an Employee, Director or Consultant.

2.37 “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

2.38 “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

2.39 “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

2.40 “Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.

2.41 “U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3. Stock Subject to the Plan.

3.1 Stock Subject to the Plan. Subject to adjustment upon changes in capitalization of the Company as provided in Section 14, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan will be equal to (a) 5,190,000 Shares, plus (b) any Shares subject to awards granted under the Tocagen, Inc. 2009 Equity Incentive Plan, the Tocagen, Inc. 2017 Equity Incentive Plan, and the Forte Biosciences Inc. 2018 Equity Incentive Plan that, after May 28, 2021, the date of the original stockholder approval of the 2021 Equity Incentive Plan, expire or otherwise terminate without having been exercised or issued in full, are forfeited to or repurchased by the Company due to failure to vest or are used to pay the exercise price of such awards or to satisfy the tax liabilities or withholdings related to such awards, with the maximum number of Shares to be added to the Plan pursuant to clause (b) equal to 44,093. In addition, Shares may become available for issuance under Section 3.2. The Shares may be authorized but unissued, or reacquired Common Stock.

3.2 Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised, whether or not actually issued pursuant to such exercise, will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units or Performance Awards are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax liabilities or withholdings related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3.1, plus, to the extent allowable under Code Section 422 and the U.S. Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3.2.

3.3 Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

4.1 Procedure.

4.1.1 Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

4.1.2 Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

4.1.3 Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to comply with Applicable Laws.

4.2 Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

4.2.1 to determine the Fair Market Value;

4.2.2 to select the Service Providers to whom Awards may be granted hereunder;

4.2.3 to determine the number of Shares to be covered by each Award granted hereunder;

4.2.4 to approve forms of Award Agreements for use under the Plan;

4.2.5 to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto (including but not limited to, temporarily suspending the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an Award), based in each case on such factors as the Administrator will determine;

4.2.6 to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

4.2.7 to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws or for qualifying for favorable tax treatment under applicable non-U.S. laws;

4.2.8 to modify or amend each Award (subject to Section 20.3), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option or Stock Appreciation Right (subject to Sections 6.4 and 7.5);

4.2.9 to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 15;

4.2.10 to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

4.2.11 to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

4.2.12 to make all other determinations deemed necessary or advisable for administering the Plan.

4.3 Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

4.4 Exchange Program. The Administrator may not institute an Exchange Program.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

6.1 Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

6.2 Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

6.3 Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6.3, Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and the U.S. Treasury Regulations promulgated thereunder.

6.4 Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

6.5 Option Exercise Price and Consideration.

6.5.1 Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6.5.1, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

6.5.2 Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

6.5.3 Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (a) cash (including cash equivalents); (b) check; (c) promissory note, to the extent permitted by Applicable Laws, (d) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (e) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (f) by net exercise; (g) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (h) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

6.6 Exercise of Option.

6.6.1 Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

6.6.2 Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option, to the extent that the Option is vested on the date of termination, within three (3) months of termination, or such shorter or longer period of time, as is specified in the Award Agreement or in writing by the Administrator, in each case, in no event later than the expiration of the term of such Option as set forth in the Award Agreement. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.3 Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within twelve (12) months of termination, or such longer or shorter period of time as is specified in the Award Agreement or in writing by the Administrator (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent the Option is vested on the date of termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.4 Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within twelve (12) months following the Participant’s death, or within such longer or shorter period of time as is specified in the Award Agreement or in writing by the Administrator (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of death, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form (if any) acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution (each, a “Legal Representative”). If the Option is exercised pursuant to this Section 6.6.4, Participant’s designated beneficiary or Legal Representative shall be subject to the terms of this Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeitability applicable to the Service Provider. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.5 Tolling Expiration. A Participant’s Award Agreement may also provide that:

(a) if the exercise of the Option following the cessation of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or

(b) if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option or (ii) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7. Stock Appreciation Rights.

7.1 Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

7.2 Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

7.3 Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7.6 will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

7.4 Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

7.5 Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6.4 relating to the maximum term and Section 6.5 relating to exercise also will apply to Stock Appreciation Rights.

7.6 Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

7.6.1 The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

7.6.2 The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

8.2 Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

8.3 Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

8.4 Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

8.5 Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

8.6 Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

8.7 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Restricted Stock Units.

9.1 Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

9.2 Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

9.3 Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

9.4 Form and Timing of Payment. Payment of earned Restricted Stock Units will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

9.5 Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10. Performance Awards.

10.1 Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured (“Performance Period”), and such other terms and conditions as the Administrator determines. Each Performance Award will have an initial value that is determined by the Administrator on or before its date of grant.

10.2 Objectives or Vesting Provisions and Other Terms. The Administrator will set any objectives or vesting provisions that, depending on the extent to which any such objectives or vesting provisions are met, will determine the value of the payout for the Performance Awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

10.3 Earning Performance Awards. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Award.

10.4 Form and Timing of Payment. Payment of earned Performance Awards will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Performance Awards in cash, Shares, or a combination of both.

10.5 Cancellation of Performance Awards. On the date set forth in the Award Agreement, all unearned or unvested Performance Awards will be forfeited to the Company, and again will be available for grant under the Plan.

11. Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to be exempt from or meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent (including with respect to any ambiguities or ambiguous terms), except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Parent or Subsidiaries have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless a Participant (or any other person) in respect of Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, Participant (or any other person) as a result of Section 409A.

12. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13. Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution (which, for purposes of clarification, shall be deemed to include through a beneficiary designation if available in accordance with Section 6.6), and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

14.1 Adjustments. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and numerical Share limits in Section 3.

14.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

14.3 Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (a) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (b) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (c) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (d) (i) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (ii) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (e) any combination of the foregoing. In taking any of the actions permitted under this Section 14.3, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise his or her outstanding Options and Stock Appreciation Rights (or portions thereof) not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units (or portions thereof) not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.

For the purposes of this Section 14.3 and Section 14.4 below, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 14.3 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 14.3 to the contrary, and unless otherwise provided in an Award Agreement, if an Award that vests, is earned or paid-out under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement (or other agreement related to the Award, as applicable) does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

14.4 Outside Director Awards. With respect to Awards granted to an Outside Director, the Outside Director will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Parent or Subsidiaries, as applicable.

15. Award Limitations.

(a) Outside Director Award Limitations. No Outside Director may be paid, issued, or granted, in any Fiscal Year, equity awards (including any Awards issued under this Plan) with an aggregate value (the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles) and any other compensation (including without limitation any cash retainers or fees) that, in the aggregate, exceed $750,000, increased to $1,000,000 for such Outside Director for the Fiscal Year in which he or she joins the Board as an Outside Director. Any Awards or other compensation paid or provided to an individual for his or her services as an Employee, or for his or her services as a Consultant (other than as an Outside Director), will not count for purposes of the limitation under this Section 15(a).

(b) Dividends and Other Distributions. Service Providers holding Awards granted under the Plan will not be entitled to receive any dividends or other distributions paid with respect to Shares underlying any such Award until such Award has fully vested, and all Periods of Restriction with respect to such Award has lapsed, and Shares have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) pursuant to such Award.

16. Tax Withholding.

16.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholdings are due, the Company (or any of its Parent, Subsidiaries, or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Parent, Subsidiaries, or affiliates, as applicable) or a relevant tax authority, an amount sufficient to satisfy U.S. federal, state, local, non-U.S., and other taxes (including the Participant’s FICA obligation) required to be withheld or paid with respect to such Award (or exercise thereof).

16.2 Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax liability or withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (c) delivering to the Company already-owned Shares having a fair market value equal to the statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or paid, (e) such other consideration and method of payment for the meeting of tax liabilities or withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws, or (f) any combination of the foregoing methods of payment. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective as of its adoption by the Board. The Plan will continue in effect until terminated under Section 20, but no Options that qualify as incentive stock options within the meaning of Code Section 422 may be granted after April 28, 2036, which is ten (10) years from the earlier of the Board or stockholder approval of the Plan, as most recently amended and restated in 2026.

20. Amendment and Termination of the Plan.

20.1 Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

20.2 Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

20.3 Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions Upon Issuance of Shares.

21.1 Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

21.2 Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

24. Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award shall be subject to the Company’s clawback policy as may be established and/or amended from time to time to comply with Applicable Laws (including without limitation pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act) (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws. Unless this Section 24 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.

*  *  *

FORTE BIOSCIENCES, INC P.O. BOX 8016, CARY, NC 27512-9903

Forte Biosciences, Inc.

For Stockholders of record as of April 17, 2026

Friday, May 29, 2026 9:00 AM, Eastern Time

Please attend the Annual Meeting by visiting www.proxydocs.com/FBRX

YOUR VOTE IS IMPORTANT!

PLEASE VOTE BY: 9:00 AM, Eastern Time, May 29, 2026.

Internet:

www.proxydocs.com/FBRX

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Cast your vote online

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Have your Proxy Card ready

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Follow the simple instructions to record your vote

Phone:

1-866-961-5580

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Use any touch-tone telephone

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Have your Proxy Card ready

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Follow the simple recorded instructions

Mail:

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Mark, sign and date your Proxy Card

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Fold and return your Proxy Card in the postage-paid envelope provided

Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/FBRX

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Paul Wagner and Tony Riley (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Forte Biosciences, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

FORTE BIOSCIENCES, INC	Forte Biosciences, Inc. Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

1.	To elect three (3) Class III directors to hold office until our 2029 annual meeting of stockholders and until his or her respective successors are elected and qualified.	FOR	WITHHOLD
	1.01 Steven Kornfeld	☐	☐		FOR

	1.02 Scott Brun, M.D.	☐	☐		FOR

	1.03 Paul A. Wagner, Ph.D.	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.	☐	☐	☐	FOR

3.	The approval, on an advisory basis, of the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2025 (the “Say-on-Pay Vote”).	☐	☐	☐	FOR

4.	The approval of the Company’s Amended and Restated 2021 Equity Incentive Plan.	☐	☐	☐	FOR

5.	To transact other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

You must register to attend the meeting online and/or participate at www.proxydocs.com/FBRX

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date